AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY ___, 2005 REGISTRATION FILE NO. 333-______________

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
              (Exact name of registrant as specified in its charter)

     Nevada                     8741                           88-0350156
(State  or  other         (Primary  Standard               (I.R.S. Employer
jurisdiction  of          Industrial Classification        Identification No.)
incorporation  or         Code  Number)
organization)
                         11301 Olympic Blvd., Suite 680
                              Los Angeles, CA 90064
          (Address and telephone number of principal executive offices)

                                  Gordon F. Lee
                         11301 Olympic Blvd., Suite 680
                              Los Angeles, CA 90064
                                 (310) 445-2599
            (Name, Address and Telephone Number of Agent for Service)

                                 With a copy to:
                                 April E. Frisby
                                 Weed & Co. LLP
                        4695 MacArthur Court, Suite 1430
                             Newport Beach, CA 92660
                                 (949) 475-9086

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

                                        1

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



CALCULATION OF REGISTRATION FEE

Title of each class. . . . . . .  Amount         Proposed maximum   Proposed maximum            Amount
of securities. . . . . . . . . .  to be          offering price     aggregate                   of
to be registered . . . . . . . .  registered(1)  per share          offering price              Registration Fee
--------------------------------  -------------  -----------------  --------------------------  -----------------

Common Stock,. . . . . . . . . .    100,000,000  $             .02  $                2,000,000  $          253.40
                                                 =================  ==========================  =================
..001 par value

(1) Issuable to Dutchess Private Equities Fund II, LP pursuant to an investment agreement with the company.
(2) Calculated pursuant to Rule 457(c) of Regulation C using the average of the bid and ask prices per share of the registrant's common stock, as reported on
the  OTC  Bulletin  Board  for   February  9,  2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT  TO  COMPLETION  DATED  February, 10  2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                   INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
                              a Nevada corporation

               100,000,000 shares of $.001 Par Value Common Stock

This prospectus related to the sale of up to 100,000,000 shares of our common stock by Dutchess Private Equities Fund II, LP. We are not selling any securities in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of securities under the Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with Dutchess Private Equities Fund II, LP, which permits us to "put" up to $10,000,000 in shares of common stock to Dutchess Private Equities Fund II, LP. All costs associated with this registration will be borne by us.

Our common stock is quoted on the Nasdaq Over-the Counter Bulletin Board Market under the symbol "ISME." On February 9, 2005, the last reported sale price for our common stock was $.02 per share.

INVESTING  IN  OUR  COMMON  STOCK  INVOLVES  CERTAIN  RISKS.  SEE "RISK FACTORS"
BEGINNING  ON  PAGE  5  FOR  A  DISCUSSION  OF  THOSE  RISKS.

Dutchess Private Equities Fund II, LP may be considered an "underwriter" within the meaning of the Securities Act of 1933, as amended.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                        2

               The date of this prospectus is February ___, 2005.

                              TABLE  OF  CONTENTS

Prospectus  Summary                                                            3

Risk  Factors                                                                  5

Forward-Looking  Statements                                                    8

Use  of  Proceeds.                                                             8

Selling  Security  Holders                                                     8

Plan  of  Distribution                                                         9

Legal  Proceedings.                                                           10

Directors,  Executive  Officers,  Promoters  and  Control  Persons            11

Security  Ownership  of  Certain  Beneficial  Owners  and  Management         11

Description  of  Securities.                                                  12

Experts.                                                                      13

Disclosure  of  Commission  Position  on  Indemnification  for
Securities  Act  Liabilities                                                  13

Organization  Within  Last  Five  Years.                                      13

Description  of  Business.                                                    14

Management's  Discussion  and  Analysis  of  Financial  Condition  and
Results  of  Operations.                                                      18

Description  of  Property.                                                    24

Certain  Relationships  and  Related  Transactions                            24

Market  for  Common  Equity  and  Related  Stockholder  Matters               24

Executive  Compensation                                                       24

Financial  Statements                                                F-1  to  26

Changes  In  and  Disagreements  with  Accountants  on  Accounting
and  Financial  Disclosure                                                    26



                               PROSPECTUS SUMMARY

Business

International Sports and Media Group, Inc. was founded in 1997 as San Diego Soccer Development Corp. In January 2004, the company changed its name to International Sports and Media Group, Inc. to reflect our change of focus.
International Sports and Media Group is a sports and news marketing communications firm focused on increasing brand awareness using its expertise in the sports and media sectors, with services including marketing, product development, branding, corporate communications, public relations, hospitality, sponsorship and the new Premium Text Messaging Sport and Media marketing programs from Smart SMS.

Our executive offices are located at 11301 Olympic Blvd., Suite 680, Los Angeles, CA 90064, where our phone number is (310) 445-2599.

The  Offering

This prospectus relates to the sale of up to 100,000,000 shares of our common stock by Dutchess Private Equities Fund II, LP, which will become a stockholder pursuant to a put right under an Investment Agreement that we entered into on January 28, 2005.











                                        3

We have entered into an Investment Agreement, also referred to as an Equity Line of Credit, with Dutchess Private Equities Fund II, LP. This agreement provides that, following notice to Dutchess Private Equities Fund II, LP, we may put to Dutchess Private Equities Fund II, LP up to $10 million in shares of our common stock for a purchase price equal to 95% of the lowest closing bid price on the Over-the-Counter Bulletin Board of our common stock during the five day period following that notice. The dollar value that we will be permitted to put pursuant to the Investment Agreement will be either: (A) 200% of the average daily volume in the U.S. market of the common stock for the 10 trading days prior to the notice of our put, multiplied by the average of the three daily closing bid prices immediately preceding the date of the put, or (B) $25,000. No single put can exceed $1,000,000. In turn, Dutchess Private Equities Fund II, LP has indicated that it will resell those shares in the open market, resell our shares to other investors through negotiated transactions or hold our shares in its portfolio. This prospectus covers the sale of our stock by Dutchess Private Equities Fund II, LP either in the open market or to other investors through negotiated transactions.

Dutchess Private Equities Fund II, LP will only purchase shares when we meet the following conditions:

- a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Investment Agreement;

- our common stock has not been suspended from trading for a period of two consecutive trading days and we have not been notified of any pending or threatened proceeding or other action to de-list or suspend our common stock;

- we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

- no injunction has been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock; and

- the issuance of securities will not violate any shareholder approval requirements of our principal markets.

The  Investment Agreement will terminate when any of the following events occur:

-  Dutchess  Private  Equities  Fund  II,  LP  has  purchased  an  aggregate  of
$10,000,000  of  our  common  stock;  or

-  36  months  after  the  SEC  declares  this registration statement effective.

Summary  Financial  Information

The following is a summary of our financial information and is qualified in its entirety by our audited consolidated financial statements included elsewhere in this Prospectus.



































                                        4




                                                                                    As of
                                                             Sept. 30, 2004 (unaudited)           Dec. 31, 2003
                                                             ----------------------------------   -----------------------
Consolidated Balance Sheet Data . . . . . . . . . . . . . .                                  ($)                       ($)

Total Assets .. . . . . . . . . . . . . . . . . . . . . . .                               1,053                   127,463

Common Stock. . . . . . . . . . . . . . . . . . . . . . . .                              76,808                    73,549

Paid-in Capital . . . . . . . . . . . . . . . . . . . . . .                           7,791,636                 7,545,805

Retained Earnings
(Accumulated Deficit) . . . . . . . . . . . . . . . . . . .                         (10,284,672)               (9,673,490)

Total
Shareholders' Deficit . . . . . . . . . . . . . . . . . . .                          (2,413,423)               (2,051,413)

                                                             For the Nine Months Ended            For the Year
                                                             Sept. 30, 2004 (unaudited). . . . . .Dec. 31, 2003
                                                             ----------------------------------   -----------------------
Statement of Operations . . . . . . . . . . . . . . . . . .                                  ($)                       ($)

Revenues. . . . . . . . . . . . . . . . . . . . . . . . . .                              26,825                    14,308


Expense . . . . . . . . . . . . . . . . . . . . . . . . . .                            (462,155)               (1,275,413)

Other Income (Expense). . . . . . . . . . . . . . . . . . .                            (175,852)                   242,638

Net Income (Loss) . . . . . . . . . . . . . . . . . . . . .                            (611,182)               (1,018,467)

Basic Loss Per Share. . . . . . . . . . . . . . . . . . . .                                (.01)                     (.02)

                                  RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the following information about those risks, together with the other information contained in this prospectus and any other filings we make with the United States Securities and Exchange Commission before you decide whether to buy our shares. Should any one or more of these risks actually materialize the results of our operations and our financial condition would likely suffer. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

       Risk Factors Related to International Sports and Media Group, Inc.

There is Substantial Doubt About Our Ability to Continue as a Going Concern Due to Recurring Losses and Working Capital Shortages, Which Means that We May Not Be Able to Continue Operations Unless We Obtain Additional Funding.

The report of our independent accountants on our December 31, 2003 financial statements included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding or ability to profit from existing operations.

We Have A History Of Losses And An Accumulated Deficit Which May Continue In The Future And Which May Prevent Us From Becoming Profitable.

Since we began operations, we have incurred losses in every fiscal period. Our accumulated deficit through December 31, 2003 was $9,673,490. For the year ended December 31, 2003, we incurred net losses of $1,018,467. At September 30, 2004, we had an accumulated deficit of $10,284,672 and had incurred a loss from operations for the nine months then ended. If we do not become profitable within the timeframe expected by investors, the market price of our common stock may be adversely affected. We cannot assure you that we will generate sufficient revenues to achieve profitability. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability in the future.

Our Failure To Obtain Additional Financing When Needed Would Adversely Affect Our Business.





                                        5

Our operations have relied almost entirely on external financing to fund our operations. Such financing has historically come from a combination of borrowings from and sale of common stock and convertible debentures to third parties. We will need to raise additional capital to fund our anticipated operating expenses and future expansion. Among other things, external financing will be required to cover our operating costs. This financing, whether from external sources or related parties, may not be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

Our Failure To Attract And Retain Highly Qualified Personnel To Operate And Manage Our Business Could Adversely Affect Our Business.

Our success depends upon our ability to attract and retain highly motivated, well-qualified management personnel, as well as a sufficient number of qualified employees and consultants. Qualified individuals needed to fill these positions are in short supply in certain areas, and our inability to recruit and retain such individuals may delay the implementation of our business plan, which could have a material adverse effect on our business or results of operations. We face significant competition in the recruitment of qualified employees. In addition, we are heavily dependent upon the services of our officers and key management involved in operations, marketing, finance, purchasing, expansion, human resources and administration. The loss of any of these individuals could have a material adverse effect on our business and results of operations.

Our Operating Results Are Subject To Seasonal Fluctuations That May Impact Our Revenue.

Our operating results have historically been subject to seasonal fluctuations, primarily due to the timing and duration of the professional soccer season. This seasonality is due in part to our clients' annual budget and purchasing cycles and weather. We expect that these seasonal trends will continue to impact our revenue.

Our Non-U.S. Operations Will Be Subject To Risks That Could Negatively Impact Our Future Operating Results.

We expect a significant portion of our revenues to be derived from our international business interests, including Golo Lotto, and we anticipate a continued expansion into international markets as additional opportunities are presented. These operations are subject to inherent risks, including political and economic conditions in various jurisdictions that affect staffing and managing foreign operations, changes in governmental regulation, longer account receivable payment cycles and potential adverse tax consequences. Any of these factors could have a material adverse effect on our operations outside of the U.S., which could negatively impact our financial performance.

The Success Of Our Non-U.S. And U.S. Operations Is Dependent On The Ability Of Our Management Team To Work Together With The Management Teams Of Our Business Partners.

The success of our operations in other areas of the world is dependent on our continued good relationship with our business partners, such as ACNI and TSV Media. We have only been working with the management team at these companies for over three months. The potential problems that we have identified are the time zone differences with TSV and differences in management philosophies between and among different countries and cultures.

Our Ability To Successfully Expand Our Concept Will Depend On Our Ability To Establish And Maintain "Brand Equity" Through The Use Of Our Trademarks, Service Marks, Trade Dress And Other Proprietary Intellectual Property, Including Our Name And Logo.

Some or all of the rights in our intellectual property may not be enforceable, even if registered, against any prior users of similar intellectual property or our competitors who seek to utilize similar intellectual property in areas where we operate or intend to conduct operations. If we fail to enforce any of our intellectual property rights, we may be unable to capitalize on our efforts to establish brand equity. It is also possible that we will encounter claims from prior users of similar intellectual property in areas where we operate or intend to conduct operations. Claims from prior users could limit our operations and possibly cause us to pay damages or licensing fees to a prior user or registrant of similar intellectual property.

Demand For Our Products and Services May Be Especially Susceptible To Adverse Economic Conditions.

Our business and financial performance may be damaged more than most companies by adverse financial conditions affecting our target clients or by a general weakening of the economy because many of our products and services are ordinarily purchased with discretionary income from customers and because our ability to offer our clients financing services is dependent on market conditions.
                                        6
Our Business Is Subject To Currency Fluctuations That Could Adversely Affect Our Operating Results.

Due to our international operations, our operating results are subject to fluctuations in the exchange rates between the U.S. dollar and the currencies in which we collect revenue or pay expenses. In particular, the value of the U.S. dollar against the Mexican Peso and related currencies impacts our operating results. Our expenses are not necessarily incurred in the currency in which revenue is generated, and, as a result, we are required from time to time to convert currencies to meet our obligations. These currency conversions are subject to exchange rate fluctuations, and changes to the value of the Mexican Peso and related currencies relative to other currencies could adversely affect our results of operations.

Our Business Will Not Operate Efficiently If We Are Unable To Manage Our Growth Effectively.

Our failure to properly manage our recent and future growth could have a material adverse effect on the quality of our products and services and the efficiency of our operations. To manage the expected growth of our operations, we will be required to improve existing and implement new operational, financial and management controls, reporting systems and procedures.

We May Not Be Successful In Our Efforts to Identify, Complete or Integrate Acquisitions.

Our failure to manage risks associated with acquisitions could harm our business. We have in the past not been able to integrate acquired businesses into our company as quickly as we initially planned. In the future, we may not be able to identify, acquire or profitably manage additional businesses or integrate successfully any acquired businesses without substantial expense, delay or other operational or financial problems.

Our Ability to Offer Our Products and Services May Be Affected By Natural Disasters, Strikes and Other Unpredictable Events.

Natural disasters, external labor disruptions and other adverse events may affect our ability to conduct our business, resulting in loss of revenue. These natural disasters may disrupt the printing and transportation of printed documents used by us in direct mail campaigns for our customers. Furthermore, postal strikes may occur which would prevent delivery of these materials. Transportation or work strikes may occur in the countries where we operate, adversely affecting our ability to deliver our printed catalogs. Such strikes would also likely have an adverse impact on our results of operations if employees of the company or one of its joint ventures were involved in such strikes.

     Risks  Relating  To  Our  Common  Stock

Our Common Stock May Be Affected By Limited Trading Volume and May Fluctuate Significantly.

There has been a limited public market for our common stock and an active trading market for our common stock may not develop. As a result, this could adversely affect the selling shareholder's ability to sell the common shares received after conversion in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Our Common Stock Is A "Penny Stock," And Compliance With Requirements For Dealing In Penny Stocks May Make It Difficult For Holders Of Our Common Stock To Resell Their Shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

-  Deliver  a  standardized  risk  disclosure  document  prepared  by  the  SEC;
- Provides the customer with current bid and offers quotations for the penny stock;
- Explain the compensation of the broker-dealer and its salesperson in the transaction;
- Provide monthly account statements showing the market value of each penny stock held in the customer's account;
- Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's consent; and
-  Provide  a  written  agreement  to  the  transaction.

                                        7
These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

Our Common Stock Has Been Relatively Thinly Traded And We Cannot Predict The Extent To Which A Trading Market Will Develop.

Our common stock trades on the OTC Bulletin Board. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

We Expect Our Quarterly Results To Fluctuate. If We Fail To Meet Revenue and Earnings Estimates, Our Stock Price Could Continue to Decline.

We have in the past experienced fluctuations in our quarterly operating results and anticipate that these fluctuations will continue and could intensify in the future due to a variety of factors, including:


- Fluctuations in demand for our services, including gain or loss of specific clients or agreements;
-     Timing  and  duration  of  the  professional  and  amateur soccer seasons;
-     Timing  of  expansion  into  new  markets;
-     Funding  requirements  and  availability  of  funds;  and
-     Other  factors  discussed  in  these  risk  factors.

You should consider these factors when evaluating past periods, and, due to the potential for material variations in the effects of these factors, you should not rely upon results of past periods as an indication of our future performance. In addition, the long-term viability of our business could be negatively impacted if the significance of any of these factors were to increase substantially. Because our operating results may vary significantly from quarter to quarter as a result of the factors described above, results may not meet the expectations of securities analysts and investors, if any, and this may cause our stock price to decline.

     Risks  Relating  To  This  Offering

Existing Shareholders Will Experience Significant Dilution From Our Sale Of Shares Under This Offering.

The sale of shares pursuant to our Investment Agreement with Dutchess Private Equities Fund II, LP may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our put option, the more shares we will have to issue to Dutchess Private Equities Fund II, LP to draw down on the full equity line with Dutchess Private Equities Fund II, LP. If our stock price decreases, then our existing stockholders would experience greater dilution.

Dutchess Private Equities Fund II, LP Will Pay Less Than The Then-Prevailing Market Price Of Our Common Stock Which May Cause Our Stock Price To Decrease.

Pursuant to our Investment Agreement, we will issue our common stock at a 5% discount to the lowest closing bid price of our common stock during the five day period following our notice to Dutchess Private Equities Fund II, LP of our election to exercise our put right. These discounted sales could cause the price of our common stock to decline.

                           FORWARD-LOOKING STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the "risk factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholder.

                              SELLING SHAREHOLDERS

On January 28, 2005, we entered into an Investment Agreement with Dutchess Private Equities Fund II, LP (the "Investor"). This Agreement provides that, following notice to the Investor, we may put to the Investor up to $10,000,000 of our common stock for a purchase price equal to 95% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board during the five day period following that notice. The number of shares that we are permitted to put pursuant to the Agreement is either: (A) 200% of the average daily volume of the common stock for the ten trading days prior to the applicable put notice date, multiplied by the average of the three daily closing bid prices immediately preceding the put date; or (B) $25,000; provided however, that the put amount can never exceed $1,000,000 with respect to any single put.

Dutchess Private Equities Fund II, LP will only purchase shares when we meet the following conditions:

- a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Investment Agreement;

- our common stock has not been suspended from trading for a period of two consecutive trading days and we have not have been notified of any pending or threatened proceeding or other action to de-list or suspend our common stock;

- we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;

- no injunction has been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of our common stock; and

- the issuance of securities will not violate any shareholder approval requirements of our principal markets.

The  Investment Agreement will terminate when any of the following events occur:

-  Dutchess  Private  Equities  Fund  II,  LP  has  purchased  an  aggregate  of
$10,000,000  of  our  common  stock;  or

-  36  months  after  the  SEC  declares  this registration statement effective.

In connection with this Agreement, we agreed to register 100,000,000 shares issuable pursuant to the Agreement.

Dutchess Private Equities Fund II, LP is a private limited partnership whose business operations are conducted through its general partner, Dutchess Capital Management, LLC.

As of January 31, 2005, a total of 158,408,942 shares of our common stock were outstanding. The following table sets forth information as of that date regarding beneficial ownership of our common stock both before and immediately after the offering by the selling stockholder.

The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholder.

                            SHARES BENEFICIALLY OWNED
                                PRIOR TO OFFERING
                                -----------------
                                                                   SHARES  BEING
NAME  OF  BENEFICIAL           NUMBER           %  OF  CLASS       OFFERED
OWNER                          ------              ---------        -------
-----
Dutchess  Private  Equities(1)   100,000,000  (2)     38.7%(3)        100,000,000
                              ----------------     --------        -----------

(1) Michael Novelli and Douglas Leighton are the Managing Members of Dutchess Capital Management, LLC, which is the general partner of Dutchess Private Equities Fund II, LP.
(2)  100,000,000 shares are issuable under the Investment Agreement.
(3) After issuance of the 100,000,000 shares based upon 158,408,942 outstanding at January 31, 2005.

                              PLAN OF DISTRIBUTION

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may sell the shares from time to time:

- at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or
-  at  prices  related  to  such  prevailing  market  prices,  or
-  in  negotiated  transactions,  or
-  in  a  combination  of  such  methods  of  sale.

The selling stockholder may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholder may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Dutchess Private Equities Fund II, LP and any broker-dealers who acts in connection with the sale of their shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any sale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholder that it and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners may be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations there under, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholder. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholder that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security owners and any of their affiliates. We have informed the selling stockholder that it may not:

-  engage  in  any  stabilization activity in connection with any of the shares;
 - bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act; or
 - effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholder that it must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the sale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, the selling stockholder would be able to sell its shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

                                LEGAL PROCEEDINGS

On May 22, 2003, a stipulated judgment in the amount of $7,000 was rendered against us in an action brought by Peter and Patricia Passaretti in the Superior Court of California, County of San Diego on October 22, 2002 for collection on a convertible note issued by us on December 3, 1999. While supplemental proceedings were undertaken by the Passarettis, no further action has been taken to collect on this judgment.

On September 17, 2003, AA One Litho, Inc. filed a complaint against us, alleging breach of contract in connection with services rendered to the company. AA One has prayed for damages in the amount of $13,448.28 plus interest at the rate of 10% per year as of April 25, 2003, and attorneys' fees of US $660.00. The court imposed judgment for the full amount and no further action has been taken by AA One at this time.

On November 10, 2004, Shogun Investment Group, Ltd. filed a complaint against the company in District Court in Clark County, Nevada related to certain claims alleged by Shogun regarding collection on a promissory note in the face amount of $80,000.00 and 10% interest per annum, allegedly due July 30, 2004. In January 2004, Shogun dismissed its claim in exchange for $2,000,000, payable in restricted common stock, valued at $.02 per share.

               DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS

Our  executive  officers  and  directors  are  as  follows:







NAME AND
AGE.POSITION WITH THE COMPANY AND PRINCIPAL OCCUPATIONS                    ADDRESS

Gordon F                  Gordon F. Lee was elected Chairman and CEO of the company on           11301 Olympic
Lee (53)                  October 5, 2004. Throughout his 25-year career, Mr. Lee has been       Blvd. Suite 680
                          involved with emerging growth companies in the private and             Los  Angeles,  CA
                          public arena. His astute business acumen has been applied              90064
                          towards a variety of industries, including high-tech
                          communications, e-commerce, mining, and oil and gas. Mr. Lee has held executive posts, including founder, partner, officer and director at such companies as USA Video corporation
                         (OTCBB:USVO), Startek.com Inc. (OTCBB:STEK), Future
                          Media Technologies (OTC:FMTF), American IDC Corp. (Pink
                          Sheets:ACNI), Laser Vision Inc., Rose and Ruby Film
                          Productions, and a number of natural resource companies, and has been featured in more than 300 influential media publications.

                          Mr. Lee is founder and former Chairman of USA Video
                          Corp (OTCBB:USVO), a groundbreaking technology
                          firm that introduced the world to "Video on Demand."
                          VOD, an early version of today's video streaming on the
                          Internet, delivers full-motion video and programs via a
                          remote server to a television from a set top box. Mr. Lee
                          is credited with building USA Video's significant market
                          cap through forming strategic relationships with over 50
                          Fortune 500 companies and all the high-tech streaming
                          video and Video on Demand services, systems, and
                          innovative end-to-end solutions.

Yan K                                                                                            3803  Mission
Skwara                    Yan K. Skwara is the Founder of International Sports and Media         Blvd.,  Suite  290
(40)                      Group. Mr. Skwara is currently employed full-time with the             San  Diego,  CA
                          Company and serves as President and Director and brings his            92109
                          prior experience in both the soccer and investment banking arena to the company. Mr. Skwara played both collegiate and
                          professional soccer playing the sport for over two decades. Mr.
                          Skwara signed his first professional soccer contract with Helene
                          Essen in Germany in 1984 and played College Soccer for Cal
                          State University of Los Angeles. Mr. Skwara was the President
                          and General Manager of the San Diego Flash Pro Soccer Club
                          from 1998 through 2001 guiding the club to the A-League (28 teams) semifinals twice back to back. Mr. Skwara is also the founder  of  90:00  Minutes  Soccer  Magazine  (www.90soccer.com)
                          currently  on  newstands  today.  Mr.  Skwara  maintains  a significant  background  in  the  sports  marketing  and
                          communications  industry

Lonn Paul                 Lonn Paul, has served as a Director of the company since May 10,       3803  Mission
(33)                      2002. He is currently a member of the board of Directors and           Blvd.,  Suite  290
                          serves also as corporate secretary. Previously, Lonn Paul's            San  Diego,  CA
                          background in the game of soccer is significant in that he has been    92109
                          both a player, coach and manager of different youth and adult soccer teams in San Diego County. Lonn Paul also served on the board of directors for the Mesa Soccer Association in 1994 through 1997. Going back to 1987 through 1990, Lonn Paul
                          worked in the restaurant industry for Rubios, McDonalds, and
                          Burger  King  in  the  capacity  of  manager  for  these  restaurant chains.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table provides information as of January 31, 2005 the beneficial ownership of the company's common stock by (i) each director, (ii) each named executive officer, (iii) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding common stock, and (iv) the directors and officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investing power with respect to all shares of common stock owned by them.





                             Name and Address of              Amount and Nature of     Percent of
Title of Class. . . . . . .  Beneficial Owner                 Beneficial Ownership     Class(1)

0.001 par value              Gordon F. Lee, Chief             33,000,000 shares        20.8%
common stock                 Executive Officer and
                             Chairman
.. . . . . .                  11301 Olympic Blvd. Suite
  . . . . . . .              680 Los Angeles, CA 90064

0.001 par value              Yan K. Skwara, President         13,121,428 shares         8.2%
common stock.  . . . . .     3803 Mission Blvd., Suite 290
 . . . . . . .               San Diego, California 92109

0.001 par value              Lonn Paul, Secretary and             50,000 shares          <1%
common stock                 Director
.. . . . . .                  3803 Mission Blvd., Suite 290
  . . . . . . .              San Diego, California 92109

0.001 par value. . . . . .   All officers and directors as a
common stock . . . . . . .   Group                            46,171,428 shares        29.1%


(1)     Percentages  are  based  on total outstanding shares on January 31, 2005 of 158,408,942 shares.

                            DESCRIPTION OF SECURITIES

General

We are authorized to issue 500,000,000 shares of common stock and 75,000,000 shares of preferred stock. The following descriptions are a summary of the material provisions of the company's Articles of Incorporation, as amended.

Common  Stock

We are authorized to issue 500,000,000 shares of common stock, $.001 par value per share. Each share of common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, and holders may not elect to cumulate voting for the election of directors. As a result, holders of a majority of the voting power represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors and in such event, the holders of the remaining voting power will be unable to elect any directors. The holders of common stock do not have preemptive rights or rights to convert their common stock into other securities. Holders of the common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of the company, holders of the common stock have the right to a ratable portion of the assets remaining after payment of liabilities and payment of the liquidation amounts due on then outstanding preferred stock.

Preferred  Stock

The company is authorized to issue up to 50,000,000 shares of preferred stock. The company's Board of Directors has vast discretion in issuing shares of preferred stock and designating the voting rights and preferences of such stock. On September 2, 2003, the company designated 6,650,000 shares of preferred stock as Series A Preferred Stock. The Series A Preferred Stock, which is convertible into shares of common stock on a 10-to-1 basis, carries voting rights equal to 50 votes per share. The Series A Preferred Stock does not carry preemption rights or liquidation rights. The holders of the Series A Preferred Stock will vote along with the holders of the common stock on all issues which are required to be submitted to a vote of our shareholders, with the exception that the holders of the Series A Preferred Stock are entitled to vote as a class on any changes to the rights, privileges and preferences of the Series A Preferred Stock. The conversion rate of the Series A Preferred Stock will be adjusted to reflect any combination or split of the common stock, or with respect to the payment of dividends in shares of common stock. There are 84,500 shares of Series A currently outstanding.
                                       12

On November 14, 2003, the company designated 1,000,000 shares of preferred stock as Series B Preferred Stock. The Series B Shares are convertible on a 3-for-1 basis to common shares, at any time after the issuance of the Series B Shares, where the holders of Series B Shares will receive three common shares for each Series B Share converted. The Series B Shares conversion rate is subject to proportional adjustment for stock splits, stock dividends, recapitalizations, and the like. The holders of Series B Preferred Stock are entitled to be paid out of the assets of the company an amount per share equal to their original purchase price plus all declared and all unpaid dividends on the Series B Preferred Stock. If the assets of the company are insufficient to make payment in full to all holders of Series B Shares, then such assets shall be distributed among the holders of the Series B Shares, ratably. After the payment of the full liquidation preference of the Series B Shares, the remaining assets of the company legally available for distribution shall be distributed ratably to the holders of the common stock, any outstanding Series A Shares and the Series B shares on a common equivalent basis. As long as at least 500,000 shares of the Series B Shares remain outstanding, the separate consent of the holders of at least 51% of the outstanding Series B Shares shall be required for any action which (i) alters or changes the rights, preferences or privileges of the Series B Shares, or (ii) increases or decreases the authorized number of Series B Shares. On all other matters, the Series B Shares shall vote with the common stock. Each share of Series B Preferred Stock shall carry with it one vote in all matters to be placed before the Company's shareholders. The holders of the Series B Shares shall be entitled to receive non-cumulative dividends in preference to any dividend on the common stock at the rate of 6% per annum, payable annually beginning as of the first anniversary of the date of issuance. There are no shares of Series B outstanding.

Stock  Option  Plan

In December 2004, we adopted a 2004 Non-Qualified Stock & Stock Option Plan for issuance of common stock and options to employees and consultants of the company, and registered 15,000,000 shares underlying the Stock Plan on S-8 Registration Statement on October 29, 2004. All 15,000,000 shares have been issued out of this plan.

Transfer  Agent

The Company's transfer agent is Holladay Stock Transfer at 2939 North 67th Place, Scottsdale, Arizona 85251

                      INTEREST IN NAMED EXPERTS AND COUNSEL

Weed & Co. LLP has rendered an opinion on the validity of the securities being registered. Mr. Richard O. Weed, managing partner of Weed & Co. LLP, owns 2,000,000 shares of the company's common stock and an option to purchase 2,000,000 shares of the company's common stock at an exercise price of $.05 per share. These options expire December 31, 2010.

The financial statements included in this prospectus, have been audited by HJ Associates & Consultants, LLP, independent auditors, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

As permitted by the provisions of the General Corporation Law of the State of Nevada, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the company. Any such person may be indemnified against expenses, including attorneys' fees, judgments, fines and settlements in defense of any action, suit or proceeding. We do not maintain directors and officers' liability insurance.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS




                                       13

On July 19,2004, we entered into a relationship with American IDC ("ACNI") which is a publicly traded company specializing in technology focused on the internet. Under the Joint Venture Agreement with ACNI, we plan to enhance our the operations by signing potential clients to broadcasting agreements with the group from sports teams, to film, which include both video libraries and live streaming rights. ACNI in return will provide necessary technology to the company to complete and enhance current and future projects. Gordon F. Lee, the CEO of the company, is also the CEO and controlling shareholder of ACNI. The company is also involved in a marketing campaign with Smart SMS, which is a subsidiary of ACNI.


                             DESCRIPTION OF BUSINESS

Historical

International Sports & Media Group, Inc. was incorporated on December 12, 1995, under the laws of the State of Nevada under the name Roller Coaster, Inc. The company engaged in no operations prior to February 10, 2000. On February 10, 2000, we issued 5,284,369 shares of our previously unissued common stock to the shareholders of San Diego Soccer Development Corporation, a California company ("SDSDC") in exchange for all of the issued and outstanding shares of SDSDC as part of a merger transaction. In December 1999, the Board of Directors of SDSDC had unanimously agreed to a merger with the company, which was then a publicly-traded corporation with no operations or tangible assets. The merger was approved by a vote of shareholders on February 7, 2000. Following the merger, the company assumed SDSDC's reporting obligations under the Securities Exchange Act of 1934. The Articles of Incorporation of Rollercoaster, Inc. were subsequently amended to change its name to San Diego Soccer Development Corporation, and later to International Sports & Media Group, Inc.

In 2002, we commenced development of a monthly soccer publication, "90:00 Minutes Soccer Magazine" which earned revenues through advertising, subscriptions and newsstand sales. We published the premier issue of "90:00 Minutes" in July 2002. On October 27, 2003, we entered into an agreement with LiveWire Sports Group, Inc. to transfer ownership of 90:00 Minutes Magazine to LiveWire in exchange for the cancellation of its $19,740 debt to that company. As part of its agreement with LiveWire, we transferred all intellectual property associated with the magazine to LiveWire, including the website located at www.90soccer.com.

We have a limited right to continue to solicit advertising for the magazine, and LiveWire will provide five full pages in the magazine per issue to be used by us or advertising obtained by us. We will receive a commission of 90% of monies received from advertisers utilizing the five guaranteed pages and between 10% and 20% on all advertising thereafter.

In 2004, we focused on operations through our subsidiaries, Pan American Relations, Inc. and Global Hospitality Group. Pan American Relations was formed to offer public relations services to small private and public companies, while Global Hospitality Group, was focused on licensing fast food operations, including the All-American Burger concept. As of December 31, 2004, we have abandoned operations relating to these subsidiaries but will continue the All American Burger concept on a limited basis through International Sports and Media Group, Inc.

We are currently working on the revision and implementation of our business plan with the objective of making the company a premier sports and news media firm which offers a broad range of services to attract top clients and corporations. As part of the implementation of our new business plan and our broader focus, we have entered into several relationships in the past few months that we feel will aid us in achieving these goals. One of those relationships is with American IDC
(ACNI) which is a publicly traded company specializing in technology focused on the internet. We entered into a Joint Venture Agreement with ACNI, whereby the company intends to enhance the operations by signing potential clients to broadcasting agreements with the Group from sports teams, to film, which include both video libraries and live streaming rights. ACNI in return will provide necessary technology to ISME to complete and enhance current and future projects.

On November 29, 2004, we entered into a purchase and sale agreement with TSV Media for the purchase of its www.ussocceruk.com website, in exchange for 2,500,000 shares of common stock along with $25,000. On January 18, 2005 we completed the acquisition of the USSoccerUK.com website from TSV Media.

Business  Overview

Golo  Lotto







                                       14

On February 7, 2003, we entered into an Asset Purchase Agreement (the "Purchase Agreement") with Latin American Futbol Corporation ("LAFC"), whereby we agreed to purchase 51% of the assets of Golo Lotto (a wholly-owned subsidiary of LAFC), an online internet gaming website that allows wagering on various sporting events around the world. The purchase price for the assets was contracted to be $47,000 in cash, plus 1,500,000 shares of our common stock. Under the Purchase Agreement, LAFC was entitled to 50% of the future net revenues generated by the Golo Lotto website. During the first quarter of 2003, we paid LAFC $20,000 in cash, and issued the negotiated 1,500,000 shares of common stock (valued at $75,000, or $0.05 per share). These payments, totaling $95,000, were classified as "deposit on asset purchase" in our financial statements. Under the terms of the Purchase Agreement, we were required to pay the balance of $14,000 to LAFC by December 31, 2003, or become subject to the termination provisions of the contract, which would allow LAFC to reclaim the assets of Golo Lotto and keep all monies paid by the company. The final payment was made on October 10, 2003.

Golo Lotto is an on-line Internet gaming website that allows wagering on various sporting events around the world. Golo Lotto, a corporation registered through the Netherlands Antilles, offers a state of the art website (www.gololotto.com) that allows wagering on various sporting events from around the world, including over 27 different Soccer Leagues. Golo Lotto offers numerous payment methods and a secure online system. Golo Lotto was the first online lotto to support and sponsor professional clubs in Latin America, including Club Bucaramanaga, Club Tolima, and Club Macara. Currently, Golo Lotto has an existing website, but traffic to the site is minimal and is not generating revenues. Golo Lotto has an agreement with Costa Rican International Sports Book ("CRIS") to manage "backend" operations from customer service, money transactions, game set up and site operation.

Once the final payment to LAFC was made, we intended to sell and/or transfer our ownership interest in Golo Lotto to an independent third party operator, while retaining a marketing agreement that will enable us to generate revenues based on site traffic and profits, while not participating in the gaming operations or having a direct interest in a gaming operation. However, at the time of the final payment in October, we had no purchaser for the assets and after careful consideration of the terms of the Purchase Agreement, the company's Board of Directors determined that it would be in the best interest of the company not to own or control the assets of Golo Lotto, but to simply make use of its website and other proprietary intellectual property to market the gaming services of Golo Lotto. Accordingly, we, along with LAFC, have restructured the Purchase Agreement into an Exclusive License and Marketing Services Agreement (the "License and Marketing Services Agreement"). Payments made under the Purchase Agreement acted as consideration for the License and Marketing Services
Agreement and were reclassified as "license fees" on our financial statements for the quarter ended September 30, 2003.

Despite the "worldwide" nature of the license, neither the company nor Golo Lotto will market Golo Lotto's gaming services to users within the United States or any other jurisdiction in which its activities would be prohibited. Golo Lotto will retain ownership of its website and other assets, and the company will retain earnings based royalties equal to 50% of the gross revenues generated through its marketing activities, which royalties would be paid out monthly. Under the terms of the agreement, we are responsible for our own expenses incurred in connection with the marketing services, excluding extraordinary pre-approved expenses that would be reimbursed by Golo Lotto. The agreement is for a perpetual term that is terminable only upon a showing of cause upon 90 days prior written notice. The agreement expressly provides that we shall have no control over the operations of Golo Lotto, nor will it provide web-hosting services.

Although we have undertaken no marketing efforts to date, we intend during 2005 to direct our marking efforts involving Golo Lotto to the following target markets:


-  1.5  million  Internet  users  in  Columbia
-  3.2  million  Internet  users  in  Chile
-  6  million  Internet  users  in  Argentina
-  7  million  Internet  users  in  Mexico
-  8  million  Internet  users  in  Brazil

We believe that there are also several Internet cafes, bars, stores, and areas throughout the capital cities of these countries where the website may be accessed by soccer fans.











                                       15

Golo Lotto will be marketed in the above countries with top professional teams and federations to include marketing rights such as stadium boards, naming rights for tournaments, clothing sponsorships and links on official pages, among others. Under the License and Marketing Agreement, we will work with these groups to try to implement marketing rights to fully exploit Golo Lotto in Latin America. Some of the rights we will work to obtain on behalf of Golo Lotto include the following postings on standard billboards, placement of the logo in magazines and other print media, advertising on tickets and programs, placement on and around stadiums, placement on products sold within stadiums (such as shirts, socks, etc.), placement of the logo on the surface of official balls, placement of the logo on official team and federation websites, and free television advertising as part of our agreements with teams, leagues and television stations.

It is expected that the President of International Sports and Media Group, Inc. will spend approximately 2 hours per week on Golo Lotto.

LAFC  Consulting  Agreement

In November 2003, we entered into a Marketing Services Consulting Agreement with LAFC, pursuant to which we paid LAFC an annual up front fee of US $184,000 in exchange for its services for the one year (12 month) term of the agreement. This "LAFC Consulting Agreement" expired in November 2004 and was not renewed.

Hospitality

The  All  American  Burger

Through our former subsidiary, Global Hospitality Group, a California corporation, in February 2004, we entered into a license agreement with Haig International, Inc., owner of the original The All American Burger, located in Los Angeles, California. Under the license agreement, we licensed the right to use the name and logo of The All American Burger, to establish The All American Burger restaurants, and to offer franchises for The All American Burger restaurants. The exclusive license agreement has a term of 20 years. We currently are focusing less than 10 hours per month towards the All American franchise projects due to uncontrollable circumstances. Further, the original All American Burger location in Los Angeles is currently non-operational due to the loss of the leased space.

Media

Total  Soccer  Network

We have created and are marketing the Total Soccer Network (TSN). TSN is and will consist of multiple internet properties focused on the sport of soccer. Each site will have purpose but not limited to cross marketing qualities with other sites. Currently, we own the internet property USSoccerUK.com, which is a content driven site focused on the professional aspect of soccer in the United States and abroad. In addition to USSoccerUK.com, we are developing TotalSoccerNetwork.com using Broadband Internet Television (BIT) technology in conjunction with American IDC. Also, we are currently revamping our gaming site, GoloLotto.com.

One of the first projects with in the "Total Soccer Network" will include the recent "media rights" agreement signed for the use of the El Salvador National Soccer Team on February 2, 2005. This will allow us to provide live and archived soccer matches via the internet utilizing BIT technology. These games will be available live and "On Demand". This service will be available on a monthly subscription or a "pay per view" fee.

Marketing

SmartSMS

We have launched the new SmartSMS marketing campaign in which companies enhance client experience by allowing them to interact with current activities within the company through their mobile phones. SMS has many applications which include, but are not limited to, message alerts, downloadable media (such as wallpaper, ring tones, games and video), and voting polls.

SMS not only allows companies to provide more to its current and future clients but it also provides a new avenue for advertisers to reach potential buyers directly. This is done in a very targeted method.

On January 3, 2005 we launched our SMS services with our current internet property, USSoccerUK.com, to allow current customer to sign up for the service and receive the latest professional soccer news directly to their mobile phone for a fee of $.50 per alert.

On January 26, 2005 we signed a SMS marketing deal with the United States Basketball League to enhance current fan relations with the league and its teams. This marketing agreement will include alerts, corporate advertising, and downloads.

                                       16
All SMS campaigns are in conjunction with SmartSMS, which is a subsidiary of American IDC.

Internal  Marketing

In marketing our products and services, we will utilize our relationship with ACNI as well as International Sports and Media Group's own contacts in the Soccer and Sports industry to build relationships with professional sports organizations around the world to create synergies with international leagues to attract large corporate sponsorship. We will also work to create a "partner" type relationship with our existing customers to increase our marketing down to their participants and peers and will cross-sell additional services into existing accounts. One of the primary focuses of our marketing strategy is the development of brand recognition for our clients.

Now that we have acquired USSoccerUK.com, we will market to the current clientele of this site along with cross marketing other internet properties.

Services provided will include, but not limited to, providing content, SMS (text messaging) and streaming video.

Competition

Golo  Lotto

Competition in the online gaming industry is intense, with numerous websites dedicated to sports wagering. Through our marketing efforts, we intend to carve out a niche in the market for Golo Lotto by catering to the Latin American market with an emphasis on soccer and other regional sports. Some of our primary competitors in this arena include:

- LadBrokers.com is currently one of the largest Internet-betting portals available, with heavy concentration on soccer. The primary business concentration of LadBrokers.com is in the United Kingdom and surrounding countries.

- William Hill (willhill.com) - an England-based Internet-betting portal that has most of its concentration in the United Kingdom. William Hill is publicly traded on the London Stock Exchange, and has experienced outstanding growth over the past year.

In addition, there are a number of smaller gaming sites that do not focus on the sport of soccer/futbol. The majority of these sites are in Europe for most sport books, and that is why we feel that the Latin American market offers so much potential.

Media

We feel with our new direction of focusing on professional sports with the use of new technologies such as BIT and SMS, we feel that we are ahead of the curve in the United States. Our media efforts will be cutting edge and innovative.

There are millions of soccer fans alone in the United States that have cell phone and broadband internet television. We look to capture the need for timely media presentation which currently no other US company is providing within professional soccer in the US.

Government  Regulation

Our activities will be subject to U.S. and foreign government regulation to varying extents. We are unable to predict the cost of compliance with all federal, state, local and foreign laws. The laws and regulations governing our activities may change from time to time, causing us to incur additional costs for compliance with new regulations.

Pursuant to the terms of the License and Marketing Agreement with Golo Lotto, we will be participating, albeit indirectly, in an industry that is highly regulated. Federal law prohibits the operation of gaming websites on U.S. soil in addition to the solicitation of wagering from persons domiciled in the U.S. We believe that our operational model avoids government regulation and allows the Company to operate legally for several reasons. First, Golo Lotto has retained complete control over its operations and the company will not directly engage in the gaming industry. Second, Golo Lotto is domiciled in the Netherlands of the Antilles and all of its operations take place outside of the United States. Third, Golo Lotto does not solicit nor accept wagering from the United States or other countries in which such online gaming is prohibited. Lastly, Golo Lotto does not, in and of itself, perform any bookmaking services. Golo Lotto is a storefront that solicits bets from customers and places those bets with a third party. However, neither the company nor Golo Lotto has received a written legal opinion as to whether the marketing activities conducted under the License and Marketing Agreement will subject the company to gaming regulations.



                                       17

Each of The All American Burger restaurants will be subject to regulation by federal agencies and to licensing and regulation by state and local health, sanitation, safety, fire and other departments. Difficulties or failures in obtaining any required licensing or approval could result in delays or cancellations in the opening of new restaurants. We will also be subject to the Fair Labor Standards Act and various state laws governing such matters as minimum wages, overtime and other working conditions. A significant number of our employees will be paid at rates related to the federal and state minimum wage and increases in the minimum wage will increase our labor costs. In addition various proposals which would require employers to provide health insurance for all of their employees are being considered from time to time in the U.S. Congress and various states. The imposition of any such requirement would have a material adverse impact on the planned operations of the company and the financial condition of the fast food restaurant industry. We will be subject to certain guidelines under the Americans with Disabilities Act of 1990
(ADA), and various state codes and regulations which require restaurants to provide full and equal access to persons with physical disabilities. We will also be subject to various evolving federal state and local environmental laws governing, among other things, emissions to the air, discharge to waters and the disposal of hazardous and non-hazardous substances and wastes.

Employees

We presently employ three people, our Chief Executive Officer, Gordon F. Lee, our President, Yan Skwara, and the Corporate Secretary, Lonn Paul. All other relationships are in the form of independent contractors and consultants.

Insurance

We do not presently have a commercial general liability insurance policy. Although there have been no successful claims against the Company, there is no assurance that the company will prevail against any future claim. Successful claims could have a serious adverse effect upon our financial condition and its future viability. We will again seek to obtain general liability and product liability insurance at such time when our operations dictate.

We do not maintain auto insurance coverage or workman's compensation coverage. At such time as the company resumes hiring employees and/or obtains corporate automobiles, insurance coverage will be obtained in amounts deemed adequate.

We do not carry director and officer liability insurance, but we have agreed to indemnify our officers and directors against any personal liability incurred as a result of their association with the Company. This agreement has not been formalized in writing. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Intellectual  Property

We hold one trademark on the name "San Diego Flash." We will protect our current and future intellectual property through license agreements and trade and services marks on marks owned by International Sport and Media Group.

Reports  to  Security  Holders

We currently file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act. These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. We file our reports electronically with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

            MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements and the notes thereto and the other financial information appearing elsewhere in this document. In addition to historical information, the following discussion and other parts of this document contain forward-looking information that involves risks and uncertainties.






                                       18

In addition to historical information, the following discussion and other parts of this document may contain forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict,"
"potential," or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to publicly update any of the forward-looking statements after the date of this report to conform such statements to actual results or to changes in our expectations.

Actual results could differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the level of sales to key customers; the economic conditions affecting our industry; actions by competitors; fluctuations in the price of raw materials; the availability of outside contractors at prices favorable to us; our dependence on single-source or a limited number of suppliers; our ability to protect our proprietary technology; market conditions influencing prices or pricing; an adverse outcome in potential litigation, claims and other actions by or against us, technological changes and introductions of new competing products and services; the current recession; terrorist attacks or acts of war, particularly given the acts of terrorism against the United States on September 11, 2001 and subsequent military responses by the United States and coalition forces; ability to retain key personnel; changes in market demand; exchange rates; productivity; weather; and market and economic conditions in the areas of the world in which we operate and market our products. These are factors that we think could cause our actual results to differ materially from expected and historical events.

RESULTS  OF  OPERATIONS

Quarter  Ended  September 30, 2004 Compared To Quarter Ended September 30, 2003.

Revenues for the quarter ended September 30, 2004 were $1,500, compared to $160 for the quarter ended September 30, 2003. Revenues in 2003 were generated from the sale of magazines, whereas revenues in 2004 were generated by public relations and consulting services. During the fourth quarter of 2003, the magazine operations were sold and we shifted our focus to providing marketing and communications services to the sports media arena. As a result, revenues between quarters are not comparable.

General and administrative expenses were $53,990 versus $97,032 for the quarters ended September 30, 2004 and 2003, respectively. In both quarters, G&A expenses consisted primarily of management and consulting expenses, including legal and accounting.

As a result of the above, we incurred a loss from operations of $79,623 for the quarter ended September 30, 2004, compared to a loss of $301,286 for the quarter ended September 30, 2003. Interest expense was $32,961, compared to $163,505 for the quarters ended September 30, 2004 and 2003, respectively. The decrease resulted directly from a decrease in company debt. After factoring in interest and other non-operating expenses, we incurred a loss of $112,585, or $0.001 per share, for the quarter ended September 30, 2004, compared to a loss of $464,791, or $0.01 per share, for the quarter ended September 30, 2003.

Nine Months Ended September 30, 2004 Compared To Nine Months Ended September 30, 2003.

Revenues for the nine-month period ended September 30, 2004 were $26,825 compared to $4,308 for the similar period ended September 30, 2003. Revenues in 2003 were generated from the sale of magazines, whereas revenues in 2004 were generated by public relations and consulting services from the company shifting its focus to providing marketing and communications services to the sport media arena. As a result, revenues between periods are not comparable.

General and administrative expenses were $281,002 versus $262,048 for the nine-month periods ended September 30, 2004 and 2003, respectively. In 2004, we resumed operations under a new business strategy that includes providing marketing and communications services to the sport media arena. Included in general and administrative expenses for the three periods is $93,150 in imputed salary for the company's president. Consulting expenses were $177,300 and $355,320 for the nine-month periods ended September 30, 2004 and 2003, respectively.

Other income and expense items included $175,852 in interest expense recognized in the nine months ended September 30, 2004, compared to interest expense of $510,727 in the nine months of the prior year. The decrease was attributed to a decrease in the company's debt obligations.

As a result of the above, we incurred a loss of $611,182, or $0.008 per share, for the nine months ended September 30, 2004, compared to a loss of $1,129,212, or $0.03 per share, for the nine months ended September 30, 2003.
                                       19

Year Ended December  31,  2003  Compared  to  Year  Ended  December  31,  2002

Revenues

Total revenues increased from US $5,613 for the year ended December 31, 2002 to US $14,308 for the year ended December 31, 2003, primarily due to revenue generated by public relations and consulting services. Magazine related revenues for the period were US $4,308. During 2002, revenues represented magazine subscriptions of US $1,754, and advertising sales of US $3,859. In addition, we recorded US $20,518 in unearned revenues for 2002 relating to the prepayment of magazine subscriptions and advertising. The magazine was sold on October 27, 2003 to LiveWire Sports Group, Inc. in exchange for cancellation of debt to LiveWire of US $19,740.

Operating  Expenses

Operating expenses during the year ended December 31, 2003, increased US $48,221 from the year ended December 31, 2002, to US $1,275,413 from US $1,227,192. The increase is primarily attributable to an increase in consulting fees from US
$801,772 in 2002 to US $878,586 in 2003, offset by a reduction in payroll and payroll taxes of US $138,994 as these expenses decreased from US $191,110 to US $52,166, an increase in general and administrative expenses of US $95,687 and an increase in depreciation and amortization expense of US $5,913, primarily resulting from pre-paid license fees of US $3,050. The consulting expenses are the result of an increase in outsourcing by the company and include an advance payment to LAFC of US $184,000.

Other  Income  and  Expense

Other income was US $242,638 for the year ended December 31, 2003, compared to other expense of US $377,543 for the year ended December 31, 2002. The reduction in other income is due primarily to a gain of US $869,213 recognized on the settlement of the company's notes issued to Broadleaf Capital Partners with outstanding balances of principal and interest equal to approximately US $1,064,402 in exchange for payment of US $125,000 in cash, 100,000 shares of common stock and warrants to purchase 100,000 shares of our common stock for an exercise price equal to $1.00 per share, and payment of $5,013 to a Broadleaf affiliate in settlement of an outstanding judgment obtained against us. In addition, we recognized a gain equal to US $57,691 on the sale of the magazine. Interest expenses increased by US $274,413 from US $409,853 to US $684,266 due to an increase in total debt burden during 2003 and accrual of interest on instruments currently in default, partially offsetting the decrease in other expenses. During the year ended December 31, 2002, we also recorded other income of US $ 32,310, resulting from the forgiveness of certain trade payables and notes payable.

Net  Loss

As a result of the above-mentioned factors, we incurred a loss of US $1,018,467, down from US $1,599,122 in 2002. As stated above, the decrease in loss is primarily attributable to gains recognized on the settlement of the notes issued to Broadleaf and upon sale of the magazine.

Liquidity  and  Capital  Resources

As of December 31, 2003, we had negative working capital of US $2,175,023. From inception through December 31, 2003, we recorded an accumulated deficit of US $9,673,490. In 2002, the company commenced development of a monthly soccer publication, "90:00 Minutes," which earned revenues through advertising, subscriptions and newsstand sales. We continued to operate the magazine through October 2003, when it was sold to LiveWire. Costs of publication for the magazine were approximately US $30,000 per month, while revenues received from sales and advertising were approximately US $4,000. In October 2003, we adopted a new business plan geared toward providing public relations and other services to soccer clubs and emerging companies, and to marketing of GoloLotto.com, for which it has exclusive marketing rights. Since that time, we have further expanded our business into the hospitality industry, with the license of rights to open and operate and franchise restaurants under The All American Burger name and logo, and public relations for companies in the entertainment industry, primarily in the Indian film industry. Our ability to continue as a going concern will depend on its ability to generate revenues from these new business divisions.

 From the recommencement of business operations in November 2001 through December 31, 2003, we sustained operations through the sale of common stock and convertible debt securities in private placement transactions. During this fiscal year ended December 31, 2003, we raised US $896,953 through the issuance of shares of common stock, its Series B Preferred Stock and convertible promissory notes and bonds. These securities are restricted under Rule 144 of the Securities Act of 1933. The convertible debt instruments issued by the company during 2003 bear an average interest of 10%, mature 60 days to 6 months from the date of issuance, and are convertible into restricted common stock at an average exercise price of US $0.02 per share. We are in default on these debt securities. We intend to raise approximately US $1,000,000 from the sale of its Series B Preferred Stock. There is no guarantee that we will be able to raise funds sufficient to meet our cash requirements, even assuming that the entire offering is sold. We currently anticipate that we will need to sell additional securities in future offerings, either private or public, or to obtain additional financing from other sources, to maintain our cash requirements until sufficient revenues can be generated from operations. There can be no assurance that we will be able to obtain such additional funds if required either at the time the funds are needed or on terms favorable to us. If additional funds are not available, the company may cease to operate as a going concern. The company anticipates that it will have enough cash to continue operations for approximately 60 days.

At December 31, 2003 and 2002, our auditors expressed a formal auditors' opinion that our prior financial position raised "substantial doubt about [our] ability to continue as a going concern." We incurred net losses of US $1,018,467 and US $1,599,122 for the fiscal years ended December 31, 2003 and 2002. We used cash in operations totaling US $668,521 and US $411,136 for the fiscal years ending December 31, 2003 and 2002, respectively. In order to achieve profitability, we must increase our revenues while reducing or controlling our expenses and improve our project management expertise. We are continuing to implement cost containment measures in an effort to reduce our cash consumption from operations, and we are working to increase sales by marketing our public relations services and entering into agreements to provide those services to individual private and public companies. Currently, we are working under five contracts to provide such services. During 2003, we generated revenues from two contracts in the amounts of US $8,000 and US $2,000, respectively. Our ability to generate revenues sufficient to meet our cash requirements will depend on the contracts.

As of September 30, 2004, the company had $1,053 of current assets, and current liabilities of $2,515,933. Our primary available source for generating cash for operations is through the issuance of preferred stock and promissory notes.

Liquidity  Resources

 Our future funding requirements will depend on numerous factors, some of which are beyond our control. These factors include our ability to fully implement our business plan and, once we do, to operate profitably, our ability to recruit and train management and personnel for different business interests, and our ability to compete with other, better capitalized and more established competitors who offer alternative or similar products and services to those of the companyand its subsidiaries.

We are currently in default on a number of debt instruments, totaling $446,046. On December 31, 1999, we issued $117,250 of convertible notes, with interest at the rate of 8%, and which are converted into common stock at $1.00 per share at the option of the holder. On July 1, 2000, we issued $5,308 of convertible notes, with interest at the rate of 8%, and which are converted into common stock at $1.00 per share at the option of the holder. On December 31, 2000, we issued $10,250 of convertible notes, with interest at the rate of 8%, and which are converted into common stock at $1.00 per share at the option of the holder. On July 31, 2001, we issued $40,000 of convertible notes, with interest at the rate of 10%, and which are converted into common stock at $1.00 per share at the option of the holder. On September 30, 2001, we issued $27,500 of convertible notes, with interest at the rate of 20%, and which are converted into common stock at $1.00 per share at the option of the holder. On February 20, 2004, we issued $245,737 of convertible notes, with interest at the rate of 20%, and which are converted into common stock at 50% of the common stock price at the date of the conversion. The conversion is at the option of the holder.

 Our broad, overall, higher growth business strategy, requires significant development and capital expenditures. We will incur a substantial portion of these expenditures before we generate significantly higher sales. Combined with operating expenses, these capital expenditures will result in a negative cash flow until we can establish an adequate revenue-generating customer base. We are implementing expense containment procedures, which include deferring salaries and limiting the hiring of additional employees and/or consultants. We expect losses through 2005, and we can give no assurance that we will achieve or sustain any positive cash flow or profitability thereafter. We anticipate that with our current income and cash positions, we will have sufficient capital to operate approximately 60 days without a significant change in income or sales of equity.

We anticipate that we will need to raise additional capital. We expect to raise capital by both issuing additional debt instruments such as notes, and through the sale of stock. Additional revenues derived from our operating divisions will be used to offset cost and to pay the interest on previously issued notes. The amount of capital needed to pay the principal and interest on the outstanding debt will vary depending on the time and method of debt conversion. As of the date of this filing the outstanding interest debt is $1,076,880. Our current monthly expenses are approximately $21,000 per month, which includes salary, consulting fees and office overhead. The amount of capital we may need to raise is dependent upon many factors. For example, the need for additional capital will be greater if (i) we do not enter into agreements with customers on the terms we anticipate; (ii) our net operating deficit increases because we incur significant unanticipated expenses; or (iii) we incur additional costs to meet changed or unanticipated market, regulatory, or technical conditions. If these or other events occur, there is no assurance that we could raise additional capital on favorable terms, on a timely basis or at all. If additional capital is not raised, it could have a significant negative effect on our business operations and financial condition, possibly causing us to take immediate cost reduction or other actions, including, but not limited to, cessation of our business operations.

Our ability to execute a public or private offering or otherwise obtain funds is subject to numerous factors beyond our control, including, without limitation, a receptive securities market and appropriate governmental clearances. No assurances can be given that we will be profitable, or that any additional public or private offering will occur, that we will be successful in obtaining additional funds from any source or be successful in implementing an acceptable exit strategy on behalf of our investors. Moreover, additional funds, if obtainable at all, may not be available on terms acceptable to us when such funds are needed or may be on terms which are significantly adverse to our current shareholders. The unavailability of funds when needed would have a material adverse effect on us.

Critical  Accounting  Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States of America ("GAAP"). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenue and expense amounts reported. These estimates can also affect supplemental information contained in the external disclosures of the company including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. Valuations based on estimates are reviewed by us for reasonableness and conservatism on a consistent basis throughout the company. Primary areas where financial information of the company is subject to the use of estimates, assumptions and the application of judgment include acquisitions, valuation of long-lived and intangible assets, and the realizability of deferred tax assets. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions.

Valuation  Of  Long-Lived  And  Intangible  Assets

The recoverability of long lived assets requires considerable judgment and is evaluated on an annual basis or more frequently if events or circumstances indicate that the assets may be impaired. As it relates to definite life intangible assets, we apply the impairment rules as required by SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to Be Disposed Of" as amended by SFAS No. 144, which also requires significant judgment and assumptions related to the expected future cash flows attributable to the intangible asset. Modification of any of these assumptions can have a significant impact on the estimate of fair value and, thus, the recoverability of the asset.

Income  Taxes

We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities. We regularly review our deferred tax assets for recoverability and establish a valuation allowance based upon historical losses, projected future taxable income and the expected timing of the reversals of existing temporary differences. As of December 31, 2003, we estimated the allowance on net deferred tax assets to be one hundred percent of the net deferred tax assets.

Recent  Accounting  Pronouncements

In April 2002, FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that SFAS, SFAS No. 64, "Extinguishment of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No. 145 also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." Further, SFAS No. 145 amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or described their applicability under changed conditions. This pronouncement requires gains and losses from extinguishment of debt to be classified as an extraordinary item only if the criteria in Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," have been met. Further, lease modifications with economic effects similar to sale-leaseback transactions must be accounted for in the same manner as sale-leaseback transactions. The provisions of SFAS No. 145 related to the rescission of SFAS No. 4 shall be applied in fiscal years beginning after May 15, 2002. The provisions of SFAS No. 145 related to Statement 13 shall be effective for transactions occurring after May 15, 2002, with early application encouraged. The adoption of SFAS No. 145 did not have a material impact on our financial statements.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS 146 did not have a material impact on our financial statements.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS No. 123." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of this Statement did not have a material effect on the financial statements of the company.

In November 2002, FASB issued FASB Interpretation (FIN) No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on previously existing disclosure requirements for most guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under the guarantee and must disclose that information in its financial statements. The provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor's obligations does not apply to product warranties or to guarantees accounted for as derivatives. FIN No. 45 also requires expanded disclosures regarding product warranty expense. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of this Statement did not have a material effect on the financial statements.

In January 2003, FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51." This interpretation provides guidance on: 1) the identification of entities for which control is achieved through means other than through voting rights, known as "variable interest entities" (VIEs); and 2) which business enterprise is the primary beneficiary and when it should consolidate the VIE. This new model for consolidation applies to entities: 1) where the equity investors (if any) do not have a controlling financial interest; or 2) whose equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, this interpretation requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. This interpretation is effective for all new VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, the provisions of the interpretation must be applied no later than the beginning of the first interim or annual reporting period beginning after June 15, 2003. Certain disclosures are effective immediately. The adoption of this Statement did not have an effect on the financial statements.

In April 2003, FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 requires that contracts with comparable characteristics be accounted for similarly. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of this Statement did not have an effect on the financial statements.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have a material effect on the consolidated financial statements.

                             DESCRIPTION OF PROPERTY

We currently do not own any real property. We are currently using the office of our Chief Executive Officer, Gordon F. Lee located at 11301 Olympic Blvd., Suite 680, Los Angeles CA 90064.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Please  see  Organization  Within  Last  Five  Years.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market  Information

Our common stock was recently approved for trading on the OTCBB. Previously, it was traded on the Pink Sheets since January 2000. Our stock is currently traded under the symbol "ISME." The following table sets forth the trading history of the common stock on the Pink Sheets and the OTCBB for each quarter of the last two fiscal years as reported by Yahoo Finance Historical Prices (www.finance.yahoo.com). The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions

              QUARTER        QUARTERLY        QUARTERLY
              ENDINGS        HIGH             LOW
              3/31/2003      0.05             0.01
              6/30/2003      0.05             0.01
              9/30/2003      0.11             0.01
              12/31/03       0.21             0.01
              3/31/04        0.10             0.03
              6/30/04        0.09             0.03
              9/30/04        0.05             0.01
              12/31/04       0.04             0.01

Holders  of  Common  Stock
--------------------------

As of January 31, 2005, there were approximately 872 holders of record of our common stock. We believe that the number of beneficial owners is substantially greater than the number of record holders because a significant portion of our outstanding common stock is held in broker "street names" for the benefit of individual investors.

Dividends
---------

There are no restrictions in our Articles of Incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. The company would not be able to pay its debts as they become due in the usual course of business; or

2. The company's total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

                                       24
Executive  Officer  Compensation

The following table sets forth the annual and long-term compensation for services in all capacities for the years ended December 31, 2003, 2002 and 2001 paid to Yan K. Skwara, our former Chief Executive Officer. No other executive officers received compensation exceeding $100,000 during the year ended December 31, 2003.


                           SUMMARY COMPENSATION TABLE
           Annual  Compensation                                     Long  Term  Compensation

                                                              Awards

Name
And                                          Other  Annual    Restricted      Securities
Principal    Year    Salary      Bonus       Compensation     Stock           Underlying      All  Other
Position                                                      Award(s)        Options         Compensation

Yan  K.      2001    $133,000    $           $                1,500,000
Skwara                (2)

Chief
Executive    2002    $133,000                                 2,000,000
Officer (1)          (3)

             2003    $133,000
                     (4)

(1) Mr. Skwara became Chief Executive Officer effective as of December 20, 2001 and resigned on October 5, 2004.
(2) Mr. Skwara received 1,500,000 restricted shares of Common Stock in January 2002 in lieu of salary accrued for 2001.
(3) Mr. Skwara received 2,000,000 restricted shares of Common Stock in January 2003 in lieu of salary accrued for 2002.
(4) Mr. Skwara's salary of $133,000 per annum has been accrued for the fiscal year ended December 31, 2003.


We have not issued options to purchase shares of its common stock to either officers or directors in return for services. We do not currently contemplate compensating independent directors for their services to the company. Directors who are also officers of the company receive no additional compensation for serving on the Board of Directors.

Employment  Agreements

We have an employment agreement with Yan Skwara, our President and former Chief Executive Officer, whereby the company will pay Mr. Skwara a salary of $10,833 per month for a period of two years beginning June 15, 2004. In addition to base salary, bonuses for reaching certain milestones will be paid in cash or common stock, including the opening(s) of the All American Burger restaurants.

On October 5, 2004, we entered into an Employment Agreement with Gordon F. Lee, our Chief Executive Officer, whereby we will compensate Mr. Lee with $360,000 per annum, payable in cash or common stock and a signing bonus of 8,000,000 shares of common stock from our stock plan. This agreement expires September 30, 2006.

Employee  Stock  Option  Plan

We have adopted a Stock Option Plan, whereby 15,000,000 shares may be issued to employees or consultants of the company. All shares have been issued from this plan.
















                                       25


                              FINANCIAL STATEMENTS





                       INTERNATIONAL SPORTS AND MEDIA GROUP, INC. AND SUBSIDIARY
                                      Consolidated Balance Sheet

                                            ASSETS
                                           -------

                                                                                   SEPTEMBER 30,
                                                                                       2004
                                                                                   (Unaudited)
                                                                                -----------------
      CURRENT ASSETS
        Cash. . . . . . . .                                                       $     1,053
                                                                                -----------------

         Total Current Assets . .                                                       1,053
                                                                                -----------------

      PROPERTY AND EQUIPMENT (Net). . . .                                                 807
                                                                                -----------------

      OTHER ASSETS
        License fees, net . .                                                         100,650
                                                                                -----------------

         Total Other Assets . . . . . . . . . . . . .                                 100,650
                                                                                -----------------

         TOTAL ASSETS . . . . . . . . . . . . .                                       102,510
                                                                                =================


                                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                                      -------------------------------------

      CURRENT LIABILITIES

        Accounts payable. . . . . . . . . . . . . . . . . . . . .   . . . . . . . $   395,374
        Accrued expenses. . . . . . . . . . . . . . . . . . . . .   . . . .           697,360
        Convertible promissory notes. . . . . . . . . . . . . . .   . . .             469,146
        Convertible bond. . . . . . . . . . . . . . . . . . . . .   . . . . . .       500,000
        Notes payable . . . . . . . . . . . . . . . . . . . . . .   . . . . .         178,302
        Accrued interest payable. . . . . . . . . . . . . . . . . .   . . .           275,751
                                                                                -----------------

         Total Current Liabilities. . . . . . . . . . . . . . . . .   .             2,515,933
                                                                                -----------------

         Total Liabilities. . . . . . . . . . . . . . . . . . . . .                 2,515,933
                                                                                -----------------

      STOCKHOLDERS' DEFICIT

        Preferred stock: 50,000,000 shares authorized of $0.001 . . . .
        par value, 84,500 shares issued and outstanding                                    85
        Common stock: 150,000,000 shares authorized of $0.001 par value,. . . .
        76,809,731 shares issued and outstanding                                       76,808
        Additional paid-in capital. . . . . . . . . . . . . . . . . . .   .         7,791,636
        Subscriptions payable . . . . . . . . . . . . . . . . . . . . .   . .           3,000
        Treasury stock, at cost . . . . . . . . . . . . . . . . . . .                   (280)
        Accumulated deficit . . . . . . . . . . . . . . . . .                    (10,284,672)
                                                                                -----------------


         Total Stockholders' Deficit. . . . . . . . . . . . . .                   (2,413,423)
                                                                                -----------------

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT. . . . . . . . . . .   . . . $   102,510
                                                                                -----------------


      The accompanying notes are an integral part of these financial statements.





                                      F-1

                                    INTERNATIONAL SPORTS AND MEDIA GROUP, INC. AND SUBSIDIARY
                                                 Consolidated Statements of Operations
                                                              (Unaudited)

                                              FOR THE                                 FOR THE
                                         THREE MONTHS ENDED                       NINE MONTHS ENDED
                                           SEPTEMBER 30,                            SEPTEMBER 30,
                                   ================================        ==============================
                                       2004               2003                  2004             2003
                                   ============        ============        =============    =============



        REVENUES
            Magazine
            related revenues. . .          $  -              $  160                $  -        $  4,308
            Consulting revenue. .         1,500                   -              26,825               -
                                   ------------        ------------        ------------    ------------
             Total Revenues . . . .       1,500              $  160            $ 26,825        $  4,308
                                   ------------        ------------        ------------    ------------

        EXPENSES
            General
            and administrative. .        53,990              97,032             281,002         262,048
            Consulting. . . . .          26,650             202,910             177,300         355,320
            Depreciation
             and amortization . . .         484               1,504               3,853           5,425
                                   ------------        ------------        ------------    ------------

             Total Expenses . . .        81,123             301,446             462,155         622,793
                                   ------------        ------------        ------------    ------------

             Loss From Operations . .  .(79,623)           (301,286)            (435,330)      (618,485)
                                   ------------        ------------        ------------    ------------

        OTHER INCOME (EXPENSE)
            Loss on
             Extinguishment of Debt . . .     -                   -             (80,009)               -
            Interest expense. . . .     (32,961)           (163,505)            (95,843)       (510,727)
                                   ------------        ------------        ------------    ------------

            Total Other
              Income (Expense). .       (32,961)           (163,505)           (175,852)       (510,727)
                                   ------------        ------------        ------------    ------------

        NET LOSS. . . . . . .       $  (112,585)         $  (464,791)       $  (611,182)   $  (1,129,212)
                                   =============       ==============       ============    ============


        BASIC LOSS PER SHARE. .            $  0             $  (0.01)       $     (0.01)        $  (0.03)
                                   =============       ==============       ============    ============

        WEIGHTED AVERAGE
        NUMBER OF
          SHARES OUTSTANDING. . .    75,906,476            50,130,013         75,743,261       39,772,158
                                   =============       ==============       ============    ============


        The accompanying notes are an integral part of these financial statements.

                                              INTERNATIONAL SPORTS AND MEDIA GROUP, INC. AND SUBSIDIARY
                                                        Consolidated Statements of Cash Flows
                                                                    (Unaudited)

                                                                                            FOR THE NINE
                                                                                            MONTHS ENDED
                                                                                            SEPTEMBER 30,
                                                                                      ========================

                                                                                         2004         2003
                                                                                      ==========  ============


        CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $(611,182)  $(1,129,212)
        Adjustments to reconcile net loss to net cash used by operating activities:
        Depreciation and amortization . . . . . . . . . . . . . . . . . . .                22,153        5,425
        Stock issued for services . . . . . . . . . . . . . . . . . . . .                  57,663      275,114
        Beneficial conversion recognized. . . . . . . . . . . . . . . . . . . . . .             -      333,652
        Loss on extinguishment of debt. . . . . . . . . . . . . . . . . . . . .            80,009            -
        Changes in operating assets and liabilities:
        Increase (decrease) in accounts payable . . . . . . . . . . . . .                  23,572       50,412
        Increase in unearned revenue. . . . . . . . . . . . . . . . . . . . .                   -       11,728
        Increase in accrued expenses. . . . . . . . . . . . . . . . . . . . .             179,885      125,879
                                                                                      -----------  -----------

         Net Cash Used by Operating Activities. . . . . . . . . . .                      (247,900)    (327,002)
                                                                                      -----------  -----------

        CASH FLOWS FROM INVESTING ACTIVITIES
         Purchase of fixed assets . . . . . . . . . . . . . . . . .                             -       (1,500)
         Deposit on asset purchase. . . . . . . . . . . . . . . . . . .                         -      (33,000)
                                                                                      -----------  -----------

         Net Cash Used by Investing Activities. . . . . . . . . . . . . . .                     -      (34,500)
                                                                                      -----------  -----------



        CASH FLOWS FROM FINANCING ACTIVITIES

        Cash overdraft. . . . . . . . . . . . . . . . . . . . . . . .                           -       (3,197)
        Common stock issued for cash. . . . . . . . . . . . . . . . . . . .                     -       37,500
        Preferred stock issued for cash . . . . . . . . . . .                              82,000            -
        Convertible promissory notes proceeds . . . . . . . . . . . . .                         -      338,651
        Promissory note proceeds. . . . . . . . . . . . . . . . . . . . .                 168,000            -
        Principal payments on convertible notes payable . . . . . . . . . . . .            (4,900)      (6,870)
        Process from related parties. . . . . . . . . . . . . . . . .                       4,590            -
        Payments on notes payable-related party . . . . . . .                              (4,590)            -
                                                                                      -----------  -----------

         Net Cash Provided by Financing Activities. . . . . . . . .                       245,100      366,084
                                                                                      -----------  -----------

        NET INCREASE (DECREASE) IN CASH . . . . . . . . . . . . . . .                      (2,800)       4,582

        CASH AT BEGINNING OF PERIOD . . . . . . . . . . . . . . . .                         3,853            -
                                                                                      -----------  -----------

        CASH AT END OF PERIOD . . . . . . . . . . . . . . . . . . . . . . . . . . .    $    1,053  $     4,582
                                                                                      ===========  ===========


        The accompanying notes are an integral part of these financial statements

                                             INTERNATIONAL SPORTS AND MEDIA GROUP, INC. AND SUBSIDIARY
                                                  Consolidated Statements of Operations (Continued)
                                                                     (Unaudited)

                                                                                     FOR THE NINE
                                                                                     MONTHS ENDED
                                                                                     SEPTEMBER 30,
                                                                                ========================

                                                                                     2004        2003
                                                                                ============  ==========


      SUPPLEMENT CASH FLOW INFORMATION

      CASH PAID FOR:
       Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      -     $        -
       Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      -     $        -

      NON-CASH FINANCING ACTIVITIES
       Common stock issued for convertible promissory notes . . . . . . . . . .  $   115,951  $  242,836
       Common stock issued for services . . . . . . . . . . . . . . . . . . . .  $    57,663  $  275,114
       Contributed capital for services rendered. . . . . . . . . . . . . . . .  $         -  $        -
       Beneficial conversion feature. . . . . . . . . . . . . . . . . . . . . .  $         -  $  333,652
       Common stock issued for license fees . . . . . . . . . . . . . . . . . .  $         -  $   75,000



      The accompanying notes are an integral part of these financial statements

            INTERNATIONAL SPORTS AND MEDIA GROUP, INC. AND SUBSIDIARY
                        Notes to the Financial Statements
                           September 30, 2004 and 2003

NOTE  1  -  BASIS  OF  FINANCIAL  STATEMENT  PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim condensed consolidated financial statements include normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements. Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed consolidated financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto included in its December 31, 2003 Annual Report on Form 10-KSB. Operating results for the three and nine months ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

NOTE  2  -  GOING  CONCERN

At September 30, 2004, the Company has an accumulated deficit of $10,284,672 and has incurred a loss from operations for the nine months then ended. In addition, the Company is in default on certain of its promissory notes payables at September 30, 2004. The Company's shareholders' deficit is $2,413,423 and its current liabilities exceed its current assets by $2,514,880.

These factors create uncertainty about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will require, among other things, additional capital resources. Management's plans to obtain such resources for the Company include
(1) raising additional capital through sale of common stock; (2) continuing the practice of issuing stock options as consideration for certain employee and marketing services; (3) converting promissory notes into common stock; and (4) changing the focus of the Company away from professional soccer competition toward other soccer-related markets such as equipment sales, soccer camps and marketing and consulting services for soccer organizations. Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.



            INTERNATIONAL SPORTS AND MEDIA GROUP, INC. AND SUBSIDIARY
                        Notes to the Financial Statements
                           September 30, 2004 and 2003

NOTE  3  -  MATERIAL  EVENTS

Equity  Activity
----------------

During the nine months ended September 30, 2004, the Company issued 1,130,000 shares of its common stock for services rendered at $0.04 to $0.08 per share. The Company also issued 2,333,511 shares of its common stock valued from $0.03 per share to $0.08 per share upon the conversion of promissory notes. Additionally, the Company issued 44,500 shares of it preferred stock for cash at $1.00 per share. Also, during the period, the Company cancelled 204,167 common shares due to non-performance of services.

Promissory  Note
----------------

During the nine months ended September 30, 2004, the Company borrowed $61,000 from various parties. The notes bear interest at a rate of 12.0% per annum. The terms for repayment on these loans are that the borrower shall pay the amount of One Thousand ($1,000) Dollars on the 30th day of each month continuing until the principal balance of these notes and any accrued interest have been repaid in full.


NOTE  4  -  SUBSEQUENT  EVENTS

Promissory  Note
----------------

Subsequent to September 30, 2004, the Company issued 4,400,000 shares upon conversion of promissory notes.



                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To  the  Board  of  Directors
International  Sports  and  Media  Group,  Inc.
(Formerly  San  Diego  Soccer  Development  Corporation)
San  Diego,  California

We have audited the accompanying balance sheet of International Sports and Media Group, Inc. (formerly San Diego Soccer Development Corporation) as of December 31, 2003, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Sports and Media Group, Inc. (formerly San Diego Soccer Development Corporation) as of December 31, 2003 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has incurred significant losses which have resulted in an accumulated deficit, raising substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


HJ  Associates  &  Consultants,  LLP
Salt  Lake  City,  Utah
March  25,  2004







                      INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
                   (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                                     Balance Sheet

                                        ASSETS
                                        ------
                                                                      31-DEC-03
                                                                 ===================



      CURRENT ASSETS

        Cash. . . . . . . . . . . . . . . . . . . . ..           $             3,853
                                                                 -------------------

        Total Current Assets. . . . . . . .                                    3,853
                                                                 -------------------

      PROPERTY AND EQUIPMENT (Net) (Note 2) . . . . . . . . .                  4,660
                                                                 -------------------

      OTHER ASSETS
        License fees, net (Note 10) . . . . . . . . .                        118,950
                                                                 -------------------

        Total Other Assets. . . . . . . . . . .                              118,950
                                                                 -------------------

        TOTAL ASSETS. . . . . . . . . . . . . . . . . .          $           127,463
                                                                 ===================


      The accompanying notes are an integral part of these financial statements.





                                           INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
                                     (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                                                         Balance Sheet

                                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                        ----------------------------------------------
                                                                                                    31-DEC-03
                                                                                                  ---------------
      CURRENT LIABILITIES

        Accounts payable . . . . . . . . . . . . . . . .  .                                       $       371,802
        Accrued expenses (Note 6). . . . . . . . . . . .. .                                               576,588
        Convertible bond (Note 10) . . . . . . . . . . . . . . . . . .                                    500,000
        Convertible promissory notes (Note 5). . . . . . . . . . . . . . . . . .                          448,488
        Notes payable (Note 4) . . . . . . . . . . . . . . . . . . . . .                                   71,802
        Accrued interest payable . . . . . . . . . . . . . . . . . .                                      210,196
                                                                                                  ---------------

        Total Current Liabilities. . . . . . . . . . . . . . . . . .                                    2,178,876

                                                                                                  ---------------
        Total Liabilities. . . . . . . . . . . . . . . . . . . . . . . .                                2,178,876

      STOCKHOLDERS' DEFICIT

        Preferred stock: 50,000,000 shares authorized of $0.001 par value,
        2,500 shares issued and outstanding . .                                                                 3
        Common stock: 150,000,000 shares authorized of $0.001 par value,
        73,548,724 shares issued and outstanding.                                                          73,549
        Additional paid-in capital . . . . . . . . . . . . . . . . .                                    7,545,805
        Subscriptions payable. . . . . . . . . . . . . . . . . . . . .                                      3,000
        Treasury stock, at cost. . . . . . . . . . . . . . . . . . . . . .                                  (280)
        Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . .                              (9,673,490)
                                                                                                  ---------------

        Total Stockholders' Deficit. . . . . . . . . . . . . . . . . . .                              (2,051,413)

                                                                                                  ---------------
        TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT. . . . . . . .                                 $      127,463
                                                                                                  ---------------



      The accompanying notes are an integral part of these financial statements.

                                 INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
                            (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                                           Statements of Operations
                                                                                         For the Years
                                                                                       Ended December 31,

                                                                                     2003             2002
                                                                                 -------------     ------------


      REVENUES

          Consulting Revenue. . . . . . . . . . . . . . . . . . . . . . . . . . .$      10,000     $         -
          Magazine-related revenues . . . . . . . . . . . . . . . . . .                  4,308           5,613
                                                                                 -------------     ------------

          Total Revenues. . . . . . . . . . . . . . . . . . . . . . .                   14,308           5,613

                                                                                 -------------     ------------


      EXPENSES

        Payroll and payroll taxes . . . . . . . . . . . . . . . . . . . . .             52,166         191,110
        General and administrative. . . . . . . . . . . . .                            333,268         228,830
        Consulting. . . . . . . . . . . . . . . . . .                                  878,586         801,772
        Depreciation and amortization . . . . . . . . . . . . . . .                     11,393           5,480
                                                                                 -------------     ------------

          Total Expenses. . . . . . . . . . . .                                      1,275,413       1,227,192
                                                                                 -------------     ------------

          Loss From Operations. . . . . . . .                                      (1,261,105)      (1,221,579)
                                                                                 -------------     ------------

      OTHER INCOME (EXPENSE)

        Gain on settlement of debt (Note 3) . . . . .                                  869,213          32,310
        Gain of sale of magazine. . . . . . . . . . . .                                 57,691               -
        Interest expense. . . . . . . . . . . . . . . .                              (684,266)        (409,853)
                                                                                 -------------     ------------

        Total Other Income (Expense). . . . . . . . . .                                242,638        (377,543)
                                                                                 -------------     ------------


      NET LOSS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  (1,018,467)   $ (1,599,122)
                                                                                 =============     ============

      BASIC LOSS PER SHARE. . . . . . . . . . . . . . . . . . . . . . . . . . . .$       (0.02)   $      (0.09)
                                                                                 =============     ============

      WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING . . . .                         52,541,939    $ 17,631,619
                                                                                 =============     ============

      The accompanying notes are an integral part of these financial statements.



                                                            INTERNATIONAL SPORTS
                                                           AND MEDIA GROUP, INC.
                                                            (FORMERLY SAN DIEGO
                                                             SOCCER DEVELOPMENT
                                                                CORPORATION)
                                                        Statements of Stockholders'
                                                              Equity (Deficit)




                                   Preferred Stock       Common Stock
                                   ---------------       ------------
                                  Shares      Amount    Shares   Amount    Additional     Subscriptions    Treasury     Accumulated
                                                                          Paid-In Capital     Payable       Stock        Deficit
                                 -------      ------   -------   ------   --------------- -------------   ----------    -----------

    Balance, December 31, 2001 .      -             -   9,828,154   9,828     5,052,267            -        (105)      (7,055,901)

    Common stock
     issued for cash . . .            -             -   6,180,500   6,181       303,402            -           -                 -

    Common stock issued
     in conversion of. . . .          -             -     452,000     452         9,548            -           -                 -
    promissory notes

    Common stock issued
     for services rendered .          -             -  15,042,000  15,042       737,058            -           -                 -

    Common stock issued
     on exercise of options.          -             -      32,500      32         1,593            -           -                 -

    Expense realized
    on stock options granted . .      -             -           -       -         1,335            -            -                -

    Treasury
    stock purchased. .                -             -           -       -             -            -         (175)               -

    Beneficial conversion
     on convertible notes.            -             -           -       -        169,000           -            -                -

    Net loss for
     the year ended. . . .            -             -           -       -              -           -            -      (1,599,122)
    31-Dec-02
                                 -------       -------  ---------   -----      ---------       -----      ------      ------------
    Balance, December 31, 2002 .       -             -  31,535,154  31,535      6,274,203          -        (280)      (8,655,023)
                                 =======       =======  =========   ======      =========       =====      ======     ============

    The accompanying notes are an integral part of these financial statements.

                                      INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
                                  (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                               Statements of Stockholders' Equity (Deficit) (Continued)


                               Preferred Stock          Common Stock
                               ---------------          -------------

                             Shares      Amount      Shares      Amount      Additional  Subscriptions  Treasury   Accumulated
                                                                          Paid-In Capital     Payable     Stock       Deficit
                            -------      ------      ------      ------   --------------- ------------   -------   ------------

Balance, December 31, 2002 .     -           -  31,535,154       31,535        6,274,203           -     (280)  (8,655,023)

Preferred stock. . . . .      2,500          3               -            -        2,497           -        -             -
 issued for cash

Common stock . . .                -          -   1,875,000        1,875           35,625           -        -             -
issued for cash

Common stock issued in .          -          -  22,481,721.      22,481          251,355           -        -             -
conversion of
 promissory notes

Common stock issued. . .          -          -  20,194,049       20,195          449,185           -        -             -
for services rendered

Common stock issued. .            -          -   1,500,000        1,500           73,500           -        -             -
for licensing fees

Common stock issued. . .          -          -     100,000          100            1,900           -        -             -
in settlement of debt

Cash received on stock . .        -          -           -            -                -       3,000        -             -
 subscription payable

Beneficial conversion on . . .    -          -           -            -          444,652           -        -             -
 feature convertible notes

Expense recognized . . .          -          -           -            -            8,751           -        -             -
on warrants granted

Common shares. . .                -          -  (4,137,200)      (4,137)            4,137           -        -            -
cancelled

Net loss for the year ended. .    -          -           -            -                -           -        -   (1,018,467)
31-Dec-03

                               -------   -----  ---------       ------       ----------      ------    -----    -----------
Balance, December 31, 2003 .      2,500      3  73,548,724       73,549        7,545,805       3,000    (280)   (9,673,490)
                               -------   -----  ---------       ------       ----------      ------    -----    -----------

The accompanying notes are an integral part of these financial statements.

                      INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
                 (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                               Statements of Cash Flows

                                       For  the  Years  Ended
                                           December  31,

                                                                   2003         2002
                                                            -------------   --------------
     CASH  FLOWS  FROM  OPERATING  ACTIVITIES

     Net Loss                                                $ (1,018,467)   $ (1,599,122)
     Adjustments  to  reconcile  net  loss  to  net  cash
     used  by  operating  activities:
     Depreciation and amortization                                  9,892           5,480
     Stock issued for services                                    471,380         752,100
     Gain on settlement of debt                                  (869,214)              -
     Gain on sale of magazine                                     (57,691)              -
     Expensed recognized on stock options                           8,751           1,325
     granted
     Stock issued in conversion of warrants                            -            1,625
     Beneficial conversion recognized                            444,652          169,000
     Changes  in  operating  assets  and  liabilities:
     Increase in accounts payable                                 64,488           61,796
     Increase (decrease) in unearned revenue                      17,433           20,518
     Increase in accrued expenses                                260,255          176,142
                                                            -------------   --------------

      Net Cash Used by Operating Activities                     (668,521)       (411,136)
                                                            -------------   --------------

     CASH  FLOWS  FROM  INVESTING  ACTIVITIES
     Cash paid for licensing fees                                (47,000)               -
                                                            -------------   --------------

     Net Cash Used by Investing Activities                       (47,000)               -
                                                            -------------   --------------

     CASH  FLOWS  FROM  FINANCING  ACTIVITIES

     Preferred stock issued for cash                               2,500                -
     Increase in subscription payable                              3,000                -

     Common stock issued for cash                                 37,500          309,583
     Convertible promissory notes proceeds                       853,953          169,000
     Cash payments of debt                                      (174,382)        (70,543)
     Change in bank overdraft                                     (3,197)           3,197
     Purchase of treasury stock                                        -            (175)
                                                            -------------   --------------

     Net Cash Provided by Financing Activities                    719,374         411,062
                                                            -------------   --------------

     NET INCREASE (DECREASE) IN CASH                                3,853            (74)

     CASH AT BEGINNING OF PERIOD                                        -              74
                                                            -------------   --------------
     CASH AT END OF PERIOD      $                            $      3,853    $          -
                                                            -------------   --------------



                  INTERNATIONAL  SPORTS  AND  MEDIA  GROUP,  INC.
              (FORMERLY  SAN  DIEGO  SOCCER  DEVELOPMENT  CORPORATION)
                     Statements  of  Cash  Flows  (Continued)


                                                        For the Years Ended
                                                        December 31,
                                                                        2003      2002
                                                                        ----      ----
SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:

Interest . . . . . . . . . . . . . . . . . . . . . . .  $              1,509  $      -
Income taxes . . . . . . . . . . . . . . . . . . . . .                     -         -

NON-CASH INVESTING AND FINANCING ACTIVITIES

Common stock issued for conversion of promissory notes  $            273,836  $ 10,000
Common stock issued for services rendered. . . . . . .  $            471,380  $752,100

INTERNATIONAL  SPORTS  AND  MEDIA  GROUP,  INC.
(FORMERLY  SAN  DIEGO  SOCCER  DEVELOPMENT  CORPORATION)
Notes  to  the  Financial  Statements
December  31,  2003  and  2002


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES


a.  Organization

International Sports and Media Group, Inc. (formerly San Diego Soccer Development Corporation), ("the Company") was incorporated on December 12, 1995, under the laws of the state of Nevada under the name Roller Coaster, Inc. The Company engaged in no operations prior to February 10, 2000.

On February 10, 2000, the Company issued 5,284,369 shares of its previously un-issued common stock to the shareholders of San Diego Soccer Development Corporation, a California company (SDSDC) in exchange for all of the issued and outstanding shares of SDSDC. Immediately following the acquisition of SDSDC, the Company changed its name to San Diego Soccer Development Corporation.

At the time of acquisition of SDSDC, the Company was completely inactive, with no operations, assets, or liabilities. Additionally, the exchange of the Company's common stock for the common stock of SDSDC resulted in the former shareholders of SDSDC obtaining control of the Company. Accordingly, SDSDC was treated as the continuing entity for accounting purposes, and the Company being the continuing entity for legal purposes. The transaction was accounted for as a recapitalization of SDSDC, with no adjustment to the basis of SDSDC's assets acquired or liabilities assumed.

SDSDC was incorporated on August 22, 1997 in the state of California, and was engaged for a time in the management and marketing of professional soccer teams, as well as the publication of a soccer magazine. The majority of the Company's revenues have been generated from corporate sponsorships, ticket sales, and advertising.

On December 19, 2003, shareholders of the Company elected to change the Company's corporate name to International Sports and Media Group, Inc., to adequately reflect the Company's current business model.


b.  Accounting  Methods

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

c.  Basic  Loss  Per  Share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.




                                      For the Year Ended
                                         December 31,
                                 -------------------------
                                       2003          2002
                                 ----------    -----------

  Loss (numerator) . .  $        (1,018,467)  $(1,599,122)
  Shares (denominator)           52,541,939    17,631,619
                                 ----------    -----------
  Per share amount . .  $             (0.02)  $     (0.09)
                                 ==========    ===========

INTERNATIONAL  SPORTS  AND  MEDIA  GROUP,  INC.
(FORMERLY  SAN  DIEGO  SOCCER  DEVELOPMENT  CORPORATION)
Notes  to  the  Financial  Statements
December  31,  2003  and  2002


NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)


c.  Basic  Loss  Per  Share  (Continued)

The Company's outstanding stock options have been excluded from the basic net loss per share calculation as they are antidilutive. The Company has excluded 1,287,800 common stock equivalents.

d.  Property  and  Equipment

Property and equipment is recorded at cost. Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as a gain or loss on sale of equipment. Depreciation is computed using the straight-line method over the estimated useful life of the assets.

e.  Income  Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2003 and 2002:



                                   2003          2002
                          -------------  -------------
  Deferred tax assets

  NOL Carryover. . . . . .  $ 1,998,400   $ 2,257,300

  Deferred tax liabilities      (80,958)            -

  Valuation allowance. . .   (1,917,442)   (2,257,300)
                          -------------  -------------
  Net deferred tax asset .  $         -   $         -
                          =============  =============

The income tax provision differs from the amount of income tax determined by applying the US federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2003 and 2002 due to the following:

                   INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
               (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                        Notes to the Financial Statements
                           December 31, 2003 and 2002

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

e.  Income  Taxes  (Continued)




                                           2003        2002
                                      ----------  ----------
  Book loss. . . . . . . . . . . . .  $(369,825)  $(159,561)
  Penalties & Interest . . . . . . .     10,565           -
  Accrued Expenses . . . . . . . . .    (10,335)          -
  Depreciations. . . . . . . . . . .    (22,020)          -
  Other. . . . . . . . . . . . . . .        570        (302)
  Stock for Services/Options Expense    358,425      51,870
  Valuation allowance. . . . . . . .     32,620     107,993
                                      ----------  ----------
                                      $       -   $       -
                                      ==========  ==========

At December 31, 2003, the Company had net operating loss carryforwards of approximately $5,100,000 which may be offset against future taxable income from the year 2003 through 2023. No tax benefit has been reported in the December 31, 2003 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

f.  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

g.  Advertising  and  Promotion

The Company follows the policy of charging the costs of advertising and promotion to expense as incurred. Advertising and promotion expense for the years ended December 31, 2003 and 2002 totaled $33,386 and $16,682, respectively.




                   INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
               (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                        Notes to the Financial Statements
                           December 31, 2003 and 2002

NOTE  1  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

h.  Revenue  and  Expense  Recognition

Revenue from magazine subscriptions and advertising contracts is recognized at the time the Company's corresponding magazine issues are published. Accordingly, advance subscriptions and advertising sales for future periods have been recorded as deferred revenues and recognized on a pro-rata basis during the applicable subscription or advertising term. Administrative, general, advertising and promotional expenses are charged to operations as incurred. The Company sold all magazine related assets, liabilities and operations during the 2003 fiscal year (See Note 11). Therefore, unearned revenue at December 31, 2003 totaled $-0-.

i.  Stock  Options

The Company has granted options to purchase common stock to various parties as consideration for various services rendered to the Company. Under the Statement of Financial Accounting Standards No. 123, as amended by SFAS No. 148 Accounting for Stock-Based Compensation ("SFAS 123"), the Company is recognizing the compensation cost using the estimated fair value method. Under the fair value method, total compensation cost is the estimated fair value of the stock options at the grant date, less any amount paid by the employee for the stock options.

j.  Recent  Accounting  Pronouncements

During the year ended December 31, 2003, the Company adopted the following accounting pronouncements which had no impact on the financial statements or results of operations:

-     SFAS  No.  143,  Accounting  for  Asset  Retirement  Obligations;
- SFAS No.145, Recision of FASB Statements 4, 44, and 64, amendment of Statement 13, and Technical Corrections;
-     SFAS  No.  146,  Accounting  for  Exit  or  Disposal  Activities;
-     SFAS  No.  147,  Acquisitions  of  certain  Financial  Institutions;  and
-     SFAS  No.  148,  Accounting  for  Stock  Based  Compensation.
- SFAS No.149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities;
- SFAS No.150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity

In addition, during the year ended December 31, 2003, FASB Interpretations No. 45 and No. 46, along with various Emerging Issues Task Force Consensuses (EITF) were issued and adopted by the Company and had no impact on its financial statements.


                    INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
               (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                        Notes to the Financial Statements
                           December 31, 2003 and 2002


NOTE  2  -  PROPERTY  AND  EQUIPMENT

          Property  and  equipment  consists  of  the  following:





                                     December 31,
                                         2003
                                     --------------
Soccer Equipment. . . . . . . . . .  $       6,000
Promotional equipment . . . . . . .          9,685
Computers and software. . . . . . .         19,216
                                     --------------
                                            34,901
Accumulated depreciation. . . . . .        (30,241)
                                     --------------
  Net property and equipment         $        4,660
                                     ==============


During the years ended December 31, 2003 and 2002, the Company recorded depreciation expense of $8,342 and $5,480, respectively.


NOTE  3  -  RELATED  PARTY  TRANSACTIONS


a.  Credit  Lines  Payable

The Company entered into a Credit Line Loan Agreement with Broadleaf Capital Partners, Inc. ("Broadleaf"), a significant shareholder, effective March 6, 2000. The Agreement provides the Company with a line of credit for approved expenditures. The advances bear interest at 10% per annum and the unpaid principal and interest was originally due on December 31, 2000. In addition, in order to secure the line of credit, the Company paid an underwriting fee to the lender in the form of 1,250,000 restricted shares of common stock valued at $1,250,000. At October 2003, the principal balance on this Credit Line was $694,612, and with accrued interest, totaled $942,764.

In October 2003, the Company consummated a Settlement Agreement with Broadleaf whereby the company made a cash payment of $125,000 issued 100,000 shares of its restricted common stock, and granted 100,000 warrants with a strike price of $1.00 per share to Broadleaf in exchange for the full forgiveness of the Company's obligation to Broadleaf. The Company realized a gain on settlement of debt totaling $869,214 relating to this transaction.



  INTERNATIONAL  SPORTS  AND  MEDIA  GROUP,  INC.
(FORMERLY  SAN  DIEGO  SOCCER  DEVELOPMENT  CORPORATION)
Notes  to  the  Financial  Statements
December  31,  2003  and  2002


NOTE  3  -  RELATED  PARTY  TRANSACTIONS  (Continued)


b.  Loans  from  Related  Parties

The Company borrowed an $9,987 during the 2000 fiscal year from a wholly-owned subsidiary of Broadleaf. This amount, plus all related accrued interest, was forgiven as a part of the Settlement Agreement with Broadleaf discussed in the proceeding paragraph.


NOTE  4  -  NOTES  PAYABLE

Notes  payable  consist  of  the  following:








                                                                      December 31,
                                                                           2003
                                                                      ---------------

  Note payable to an unaffiliated
  company, interest at 10%
  per annum, principal and
  interest due December 31, 2000, unsecured. . . . . . . . . . . . .  $        42,500

  Note payable to an unaffiliated
  company, interest at 11% per
  annum, principal and interest
   due on December 31, 2000, unsecured.. . . . . . . . . . . . . . . .         29,302
                                                                      ---------------

  Total Notes Payable. . . . . . . . . . . . . . . . . . . . . . . . .         71,802

  Less: Current Portion. . . . . . . . . . . . . . . . . . . . . . . .       (71,802)
                                                                      ---------------

  Long-Term Notes Payable. . . . . . . . . . . . . . . . . . . . . . .  $           -
                                                                      ===============



  The aggregate principal maturities of notes payable are as follows:

  Year Ended December 31,. . . . . . . . . . . . . . . . . . . . . . .         Amount
                                                                      ---------------

2003                                                                           71,802
                                                                      ===============


At December 31, 2003, the Company was in default on its two notes payable. The note holders have not taken any legal action against the Company as permitted by the agreements. Accrued interest on these notes totaled $23,950 as of December 31, 2003.


                                INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
                            (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                                     Notes to the Financial Statements
                                        December 31, 2003 and 2002



NOTE 5 - CONVERTIBLE PROMISSORY NOTES

Convertible Promissory notes consist of the following:

                                                                              December 31, 2003
                                                                            -------------------------
  Notes payable to various unrelated
  parties, bearing
  interest at 20% per annum, principal and
  interest due
  September 30, 2001, convertible into
  common stock
  at $1.00 per share at the option of the
  holder, currently in default. . . . . . .                                 $                 27,500

  Notes payable to various unrelated
  parties, bearing
  interest at 10% per annum, principal and
  interest due
  on July 31, 2001, convertible into common
  stock at
  $1.00 per share at the option of the
  holder, currently in default. . . . . . .                                                   40,000

  Notes payable to various unrelated
  parties, bearing
  interest at 8% per annum, principal and
  interest due
  on July 1, 2000, convertible into common
  stock at
  $1.00 per share at the option of the
  holder, currently in default. . . . . . .                                                   29,900

  Notes payable to various unrelated
  parties, bearing
  interest at 8% per annum, principal and
  interest due
  on December 31, 1999, convertible into
  common stock
  at $1.00 per share at the option of the
  holder, currently in default. . . . . . .                                                  117,600

  Notes payable to various unrelated
  parties, bearing
  interest at 8% per annum, principal and
  interest due
  on 12/31/2000, convertible into common
  stock at
  $1.00 per share at the option of the
  holder, currently in default. . . . . . .                                                   10,250

  Notes payable to various unrelated
  parties, bearing
  interest at 10% per annum, principal and
  interest due
  on various dates (all six month terms),
  convertible into
  common stock at 50% of market price on
  date of
  conversion, at the option of the holder.
  The last of these
  notes matures on February 20, 2004. . . .                                                  223,238
                                                                            -------------------------
  Total Convertible Promissory Notes. . . .                                                  448,488

  Less: Current Portion . . . . . . . . . .                                                 (448,488)
                                                                            -------------------------
  Long-term Convertible Promissory Notes. .                                $                       -
                                                                            =========================

                    INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
               (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                        Notes to the Financial Statements
                           December 31, 2003 and 2002

NOTE  5  -  CONVERTIBLE  PROMISSORY  NOTES  (Continued)

During the years ended December 31, 2003 and 2002, the Company borrowed $349,651 and $169,000, respectively, under the terms of its convertible promissory notes, and made cash payments on the notes totaling $35,728 and $5,950, respectively. Certain notes were converted into common stock as well, with $271,836 in outstanding notes being converted into 21,331,721 shares of common stock during 2003, and $10,000 in outstanding notes being converted into 452,000 shares in 2002. An additional $40,000 was forgiven in relation to the Settlement Agreement in Note 3. These notes accrued interest totaling $58,331 in 2003 and $32,196 in 2002.

The most recent subset of the convertible promissory notes discussed above was issued during the year ended December 31, 2002 to various unrelated parties. As a stipulation of this set of notes, the principal balances of the notes are convertible into common stock at a rate of 50% of the prevailing market price of the stock on the date of conversion. This beneficial conversion feature yielded a discount on the debt totaling $344,652 in 2003, which was fully amortized at December 31, 2003, because the notes are convertible immediately.

NOTE  6  -  ACCRUED  EXPENSES

As  of  December  31,  2003,  accrued  expenses  consisted  of  the  following:

                        Accrued franchise fees         $     12,500
                        Accrued consulting fees               3,115
                        Accrued payroll                     193,593
                        Accrued payroll tax                 277,945
                        Accrued penalties and interest       74,435
                        Other accrued expenses               15,000
                                                       ------------
                                                       $    576,588
                                                       ------------


NOTE  7  -  STOCKHOLDERS'  EQUITY  (DEFICIT)

a.  Common  Stock

During 2002, the Company issued 6,180,500 shares of its common stock for cash at $0.05 per share, 15,042,000 shares for services at $0.05 per share, an additional 452,000 shares in conversion of $10,000 in promissory notes, and 32,500 upon exercise of stock options. At December 31, 2002, the Company had 31,535,154 shares of common stock issued and outstanding.

During 2003, the Company issued 1,875,000 shares of common stock for cash at $0.02 per share, 22,481,721 shares in conversion of $271,836 in convertible promissory notes, 20,194,049 shares as consideration for services rendered, 1,500,000 shares for prepaid licensing fees, and 100,000 in settlement of debt.



                   INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
               (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                        Notes to the Financial Statements
                           December 31, 2003 and 2002

NOTE  7  -  STOCKHOLDERS'  EQUITY  (DEFICIT)  (Continued)

b.  Preferred  Stock

During fiscal year 2003, the Company's Board of Directors created and authorized the issuance of up to 1,000,000 shares of Series B preferred stock, at $0.001 par value. The Board further resolved to create the preferred stock such that in the event of liquidation, the Series B Holders would be entitled to convert their respective shares, at any time, into three shares of the Company's common stock. In addition, the holders of the Series B preferred stock are entitled to receive non-cumulative dividends in preference to any dividend on the common stock at the rate of 6% per annum.

c.  Stock  Options  and  Warrants

The Company had the following common stock option and warrant transactions during the year ended December 31, 2003:




                                                           Weighted Average     Contractual
                                                             Exercise          Life of Options
                                            Shares             Price            Outstanding
                                           ---------   ---------------         ---------------
  Options outstanding at
  January 1, 2003. . . . . .               1,287,800   $           0.18         2.16  years

  Warrants granted . . . . .                 100,000   $           1.00         1.83  years

  Options exercised. . . . .                                          -                   -

  Options forfeited or
  expired. . . . . . . . . .              (1,287,800)                 -                   -
                                           ---------   ---------------         ---------------
  Warrants outstanding at
  December 31, 2003. . . . .                 100,000   $           1.00         1.83  years
                                           ---------   ---------------         ---------------

  Exercisable at end of year                                    100,000
                                                       ----------------


During the 2003 fiscal year, the Company cancelled 445,000 outstanding stock options and issued 44,500 shares of restricted common stock as consideration to the option holders. The remaining 843,800 stock options, which had been issued to various consultants, were cancelled for non-performance. In addition, the Company granted 100,000 warrants to Broadleaf as partial consideration for the forgiveness of the Company's payables to Broadleaf. These warrants have a two-year term, and are exercisable at $1.00 per share.



                   INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
               (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                        Notes to the Financial Statements
                           December 31, 2003 and 2002

NOTE  8  -  GOING  CONCERN

As reported in the financial statements, the Company has an accumulated deficit of approximately $9,670,000 at December 31, 2003 and has incurred a significant loss from operations for the year then ended. In addition, the Company was in default on certain of its promissory notes on December 31, 2003. The Company's shareholders' deficit was approximately $2,050,000 and its current liabilities exceeded its current assets by approximately $2,175,000.

These factors create uncertainty about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will require, among other things, additional capital resources. Management's plans to obtain such resources for the Company include
(1) raising additional capital through the sale of common stock; (2) continuing the practice of issuing common stock as consideration for certain employee and marketing services; (3) converting promissory notes into common stock; and (4) eliminating its high-overhead magazine operations, and shifting the Company's focus toward low-overhead consulting and sports management services. Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE  9-  COMMITMENTS  AND  CONTINGENCIES

During 2001, the Company entered into an office lease in San Diego, California, which is renewable on a "month to month" basis. The Company has no long-term obligation relating to its office lease.

NOTE  10-  SIGNIFICANT  EVENTS

International  Football  Finance  Group
---------------------------------------
                                      F-19

On September 25, 2003, the Company consummated the creation of a new, wholly-owned subsidiary, called International Football Finance Group ("IFFG"). IFFG is a California corporation, created for the purpose of engaging in any lawful business activity. IFFG is authorized to issue 1,000,000 shares of common stock. As of December 31, 2003, IFFG had zero assets and zero liabilities.



                   INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
               (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                        Notes to the Financial Statements
                           December 31, 2003 and 2002

NOTE  10-  SIGNIFICANT  EVENTS  (Continued)

Pan  American  Relations,  Inc.
-------------------------------
On October 30, 2003, the Company consummated the creation of a new, wholly-owned subsidiary, called Pan American Relations, Inc. ("PanAm"). PanAm is a California corporation, created for the purpose providing financial and investor relations services for emerging companies. PanAm is authorized to issue 1,000,000 shares of common stock. As of December 31, 2003, PanAm had zero assets and zero liabilities.
Marketing  Agreement
--------------------

On September 17, 2003, the Company consummated a Marketing Agreement with Academia de Futbol Tahuichi ("Tahuichi") whereby the Company agreed to help Tahuichi obtain advertising revenues, assist Tahuichi in raising capital, and assist Tahuichi in selling the contracts of certain Academy soccer players. In exchange for these services, the Company is entitled to 25% of the revenues generated on behalf of Tahuichi. The term of the contract is one year.

Convertible  Debenture
----------------------

In October 2003, the Company completed a Confidential Private Placement Memorandum, whereby the Company raised $500,000 in cash from an unrelated investor in the form of a convertible bond. Per the terms of the Bond Agreement, the debt instrument is convertible into common stock at $0.10 per share, and vests immediately. The bond accrues interest at 5.0% per annum. The Company recognized interest expense totaling $100,000 relating to the beneficial conversion feature of this convertible debt instrument.

Sale  of  Magazine
------------------

On October 27, 2003 the Company entered into an agreement with Live Wire Sports Group, ("Live Wire") to transfer ownership of the Company's 90:00 Minutes Magazine to Live Wire in exchange for the cancellation of the Company's $19,740 debt payable to Live Wire, and Live Wire's assumption of the related advertising and subscription obligations, totaling $37,951. The Company realized a gain on this sales transaction in the amount of $57,691.

Marketing  and  Consulting  Agreement
-------------------------------------

In November 2003, the Company entered into a Marketing Services Consultant Agreement with Latin American Futbol Organization ("LAFC"). According to the terms of the Agreement, the Company is to pay $184,000 in cash to LAFC as advance payment for various financial, accounting, and reporting services, as well as business development consulting focused on South American operations. In exchange, LAFC transfers possession of its 500,000 shares ("the shares") of the Company's common stock to the Company, to be held by the Company to secure the performance of LAFC's contractual obligations. The shares will be released back to LAFC on a quarterly basis, at the rate of 125,000 per quarter, provided the Company is satisfied with LAFC's performance. The Company made the contracted cash payment of $184,000 in November 2003. The contract will expire on the earlier of a) the one-year anniversary of the signing of the agreement, or b) on the date which either party terminates the agreement with thirty days prior written notice.




                   INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
               (FORMERLY SAN DIEGO SOCCER DEVELOPMENT CORPORATION)
                        Notes to the Financial Statements
                           December 31, 2003 and 2002

NOTE  11-  LICENSE  FEES



                                      F-20

On February 7, 2003, the Company entered into an Asset Purchase Agreement ("The Agreement") with Latin American Futbol Corporation ("LAFC"), whereby the Company agreed to purchase 51% of the assets of Golo Lotto (a wholly-owned subsidiary of LAFC), an online internet gaming website that allows wagering on various sporting events around the world. The purchase price for the assets was contracted to be $47,000 in cash, plus 1,500,000 shares of the Company's common stock. In addition, LAFC is entitled to 50% of the future net revenues generated by the Golo Lotto website. The Company satisfied its payment obligations for the Agreement in October, 2003.

In November 2003, the Company signed an Exclusive License and Marketing Services Agreement ("the Agreement") with Latin American Futbol Corporation ("LAFC") through which the parties nullified and terminated their previously consummated Asset Purchase Agreement, and LAFC granted to the Company the exclusive right and license to perform marketing services in relation to Golo Lotto, a wholly-owned subsidiary of LAFC. In addition, the Company becomes entitled to fifty percent of the monthly net revenues generated from the Golo Lotto operations. Under the terms of the Agreement, the consideration paid by the Company to obtain the exclusive license was agreed to be those payments of cash and stock previously made by the Company under the Asset Purchase Agreement. The Agreement is to remain in effect until such time that either party provides the other with ninety days prior written notice. The Agreement is terminable only for cause. All consideration was received and the Agreement became effective in November 2003. The Company will amortize the license fees on a straight-line basis over five years. As of December 31, 2003, the Company had recognized amortization expense of $3,050 relating to these prepaid license fees.

NOTE  12  -  SUBSEQUENT  EVENTS
Global  Hospitality  Group,  Inc.
---------------------------------
On January 20, 2004, the Company consummated the creation of a new, wholly-owned subsidiary, called Global Hospitality Group, Inc. ("GHG"). GHG is a Nevada corporation, created for the purpose of developing business relationships in the food and beverage industry. GHG is authorized to issue 50,000,000 shares of common stock.




     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNITNG AND FINANCIAL
                                   DISCLOSURE

None.

                PART II- INFORMATION NOT REQUIRED IN A PROSPECTUS

               ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

The company's officers and directors are indemnified as provided by the Nevada Revised Statutes and the company's bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation, the Bylaws or by Agreement. The Articles of Incorporation do not specifically limit the directors' liability; however the Bylaws specify the extent and nature of any liability of directors, as detailed below. There are currently no agreements in effect, which would limit such liability. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

International Sports and Media Group, Inc.'s bylaws provide that the company will indemnify the directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that International Sports and Media Group shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in International Sports and Media Group's sole discretion, pursuant to the powers vested us under Nevada law or
(d)  is  required  to  be  made  pursuant  to  the  bylaws.









                                       26

The company's bylaws provide that the company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

The company's bylaws provide that no advance shall be made by it to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of International Sports and Media Group.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration
fee                                                           $253.50

Accounting  fees  and  expenses                               $10,000

Legal  fees  and  expenses                                    $25,000

Blue  Sky  fees  and  expenses                                $2,000

Miscellaneous                                                 $1,000

Total                                                         $38,253.50

International Sports and Media Group, Inc. is paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholder, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On January 12, 2005, we issued 250,000 shares of common stock to an investor at $.01 per share. This issuance was intended to be exempt from registration under
Section  4(2)  and/or  Regulation  D  of  the  Securities  Act.

On January 12, 2005, we issued 150,000 shares of common stock to an investor. at $.15 per share. This issuance was intended to be exempt from registration under
Section  4(2)  and/or  Regulation  D  of  the  Securities  Act.

On January 12, 2005, we issued 250,000 shares of common stock to an investor. at $.15 per share. This issuance was intended to be exempt from registration under
Section  4(2)  and/or  Regulation  D  of  the  Securities  Act.

On January 20, 2005, we issued 2,000,000 shares of restricted common stock to Shogun Investment Group, Inc. in settlement of litigation claims of $80,000. This issuance was intended to be exempt from registration under Section 4(2) and/or Regulation D of the Securities Act.


                                       27


                                ITEM 27. EXHIBITS




EXHIBIT
NUMBER. .  DESCRIPTION.                                 LOCATION


3.1 . . .  Articles of Incorporation                    Incorporated by Reference to Form 10-KSB filed May 27, 2003

3.2 . . .  By-Laws and Amended By-Laws                  Incorporated by Reference to Form 10-KSB filed May 27, 2003

3.3 . . .  Articles of Incorporation of SDSDC           Incorporated by Reference Form 10-SB filed October 29, 1999

3.4 . . .  Bylaws of SDSDC                              Incorporated by Reference to Form 10-SB filed October 29, 1999

3.5 . . .  Amendment to Articles of Incorporation       Filed herewith

4.1        Certificate of Designations for Series A     Incorporated by Reference to Form 10-QSB filed November 19, 2003
 Preferred Stock

4.2        Certificate of Designations for Series B     Incorporated by Reference to Form 10-KSB filed April 13, 2004
 Preferred Stock, as amended

4.3 . . .  Form of Common Stock Certificate             Incorporated by Reference to Form 10-SB/A filed October 22, 1999

5.1 . . .  Legal Opinion from Weed & Co. LLP            Filed herewith

10.1       Consulting Agreement with Creative           Incorporated by Reference to Form 8-K filed October 28, 2003
           Focus Productions dated September 30,2003

10.2. . .  Rollercoaster, Inc. Merger Agreement         Incorporated by Reference to Form 10-KSB filed May 27, 2003

10.3       Prestige Periodical Distributors             Incorporated by Reference to Form 10-KSB filed May 27, 2003
Distribution Agreement

10.4       Credit Line Loan Agreement with              Incorporated by Reference to Form 10-KSB filed May 27, 2003
Broadleaf Capital Partners

10.5       First Amendment to Credit Line Loan          Incorporated by Reference to Form 10-KSB filed May 27, 2003
           Agreement

10.6       Agreement between LiveWire Sports            Incorporated by Reference to Form 8-K filed October 28, 2003
           Group, Inc. and Registrant dated October
           26, 2003.

10.7. . .  Golo Lotto Asset Purchase Agreement          Incorporated by Reference to Form 10-QSB/A dated August 4, 2003

10.8. . .  First Amendment to Golo Lotto Asset          Incorporated by Reference to Form 10-QSB/A filed August 4, 2003
           Purchase Agreement

10.9.      Latin America Futbol Corporation             Incorporated by Reference to Form 10-QSB filed November 19, 2003
           Marketing Services Consulting
Agreement

10.10      Golo Lotto Marketing and Licensing           Incorporated by reference to Form 10-QSB filed November 19, 2003
.. .        Agreement

10.11      Marketing Agreement with Academia de         Incorporated by reference to Form 10-QSB filed November 19, 2003
Futbol Tahuichi

10.12      Exclusive Licensing Agreement between        Incorporated by Reference to Form 10-KSB filed April 13, 2004
Registrant and Haig International, Inc.

10.13      Agreement between Registrant and 24th        Incorporated by Reference to Form 10-KSB filed April 13, 2004
 . .       June Public Relations, Inc.

10.14      Consulting Agreement with Goldtech           Incorporated by Reference to Form 10-KSB filed April 13, 2004
 Mining Corporation

10.15      JV Agreement with Macias/Clark Media         Incorporated by Reference to Form SB-2 filed April, 29, 2004
 Group

10.16      2004 Non-Qualified Stock & Stock             Incorporated by Reference to Form S-8 filed December 12, 2004 (File No.333-
           Option Plan                                                                                                      120073)

10.17      Employment Agreement with Gordon F.          Incorporated by Reference to Form S-8 filed December 12, 2004 (File No.333-
           Lee                                                                                                              120073)

10.18      Employment Agreement with Yan                Incorporated by Reference to Form S-8 filed December 12, 2004 (File No.333-
           Skwara                                                                                                           120073)

10.19      Purchase and Sale Agreement with TSV         Incorporated by Reference to Form 8-K filed January 28, 2005
 Media

10.20      Investment Agreement with Dutchess           Incorporated by Reference to Form 8-K filed February 4, 2005
 Private Equities Fund, II LP.

10.21      Registration Rights Agreement with           Incorporated by Reference to Form 8-K filed February 4, 2005
Dutchess Private Equities Fund, II LP.

10.22      Joint Venture Agreement with American IDC    Filed herewith

21. . . .  List of Subsidiaries                         Incorporated by Reference to Form 10-KSB filed April 13, 2004

23.1(i) .  Consent of Counsel                           Included in Ex. 5

23.1(ii)   Consent of Accountant                        Filed herewith




                                       28

                              ITEM 28. UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

(i)  To  include any Prospectus required by Section l0 (a) (3) of the Securities
Act  of  l933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Los Angeles, State of California, on February 10, 2005.

                   INTERNATIONAL SPORTS AND MEDIA GROUP, INC.


                                       29

          By:   /s/ Gordon F. Lee
             --------------------
          Name:  Gordon  F.  Lee
          Title:  Chief  Executive  Officer  and  Chairman

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURES             TITLE                             DATE

/s/Gordon  F.  Lee     Chief  Executive  Officer  &     February  10,  2005
------------------
Gordon  F.  Lee        Chairman

/s/Yan  Skwara         President,  Chief  Financial     February  10,  2005
--------------
Yan  Skwara            Officer  (Controller)

/s/Lonn  Paul          Secretary,  Director             February  10,  2005
-------------
Lonn  Paul